EXECUTION VERSION

RESIDENTIAL FUNDING COMPANY, LLC,
the Company

and

LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.,
the Initial Owner

SALE AND SERVICING AGREEMENT

Dated as of October 30, 2006

Residential Mortgage Loans

Exhibits
Exhibit A	Form of Purchase Confirmation
Exhibit B	Form of Statement to the Owner
Exhibit C	[Reserved]
Exhibit D	Regulation AB Compliance Addendum
Exhibit E	Mortgage Loan Schedule Data Fields
Exhibit F	[Reserved]
Exhibit G	Form of Notice of Release
Exhibit H	Form of Seller’s Officer’s Certificate
Exhibit I	Form of Custodial Account Certification
Exhibit J	Form of Custodial Account Letter Agreement
Exhibit K	[Reserved]
Exhibit L	[Reserved]
Exhibit M	Servicing Criteria to Be Addressed in Assessment of Compliance

This is a SALE AND SERVICING AGREEMENT, Residential Mortgage Loans, dated and effective as of October 30, 2006, by and between RESIDENTIAL FUNDING COMPANY, LLC, as seller and servicer (the “Company”) and LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., as the initial owner (the “Initial Owner”), together with all amendments hereof and supplements hereto, the “Agreement”.

PRELIMINARY STATEMENT

The Initial Owner has agreed to purchase from the Company, from time to time, and the Company has agreed to sell to the Initial Owner, from time to time, on a servicing retained basis and without recourse (except as otherwise set forth herein), certain residential first lien mortgage loans (the “Mortgage Loans”) identified in a Purchase Confirmation (as defined below) upon such terms as are set forth below;

In consideration of the premises and the mutual agreements hereinafter set forth, and intending to be legally bound, the Initial Owner and the Company agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Any capitalized term used or defined in a Purchase Confirmation that conflicts with the corresponding definition set forth herein shall supersede such definition.

40/30 Mortgage Loan: A Mortgage Loan which has an original term to maturity of not more than thirty years from commencement of amortization, with a balloon payment in year thirty upon a forty-year amortization schedule.

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of (i) prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located and (ii) in accordance with applicable state, local and federal laws, rules and regulations.

Acquisition Date: As defined in Section 3.17.

Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for adjustment to the Mortgage Interest Rate applicable thereto on each Adjustment Date as set forth in the related Mortgage Note.

Adjustment Date: As to each applicable Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such Mortgage Loan becomes effective.

Advance: A customary, reasonable and necessary expense incurred in connection with the institution of a foreclosure or other legal action or liquidation of a defaulted Mortgage Loan, payment of hazard insurance policy premiums, payment of real estate taxes, property repair, replacement, protection and preservation expenses and expenses incurred with respect to REO Property. Notwithstanding any provision herein to the contrary, the Company shall have no obligation to make any Advance that the Company determines would constitute a Nonrecoverable Advance.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Appraisal: As to each Mortgage Loan, an evaluation of the market value of the Mortgaged Property made (i) in connection with the origination of the related Mortgage Loan included in the related Mortgage File or (ii) in anticipation of a partial release pursuant to Section 3.04.

Appraised Value: As to any Mortgaged Property, the value of the related Mortgaged Property determined, as permitted by the Program Guide, by the Appraisal or sales price for such Mortgaged Property.

Assignment: An assignment of the Mortgage, notice of transfer, or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

Balloon Mortgage Loan: Any Mortgage Loan (a) that requires only payments of interest until the stated maturity date of the Mortgage Loan or (b) for which Monthly Payments of principal (not including the payment due on its stated maturity date) are based on an amortization schedule that would be insufficient to fully amortize the principal thereof by the stated maturity date of the Mortgage Loan.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of Minnesota or the State of New York are required or authorized by law or executive order to be closed.

Cash Receipts: As defined in Section 3.17.

Closing: The consummation of the sale and purchase of each Mortgage Pool.

Closing Date: With respect to each purchase and sale of a Mortgage Pool as contemplated hereunder, the closing date on which the purchase and sale of the Mortgage Loans constituting a Mortgage Pool is consummated, as set forth in the related Trade Confirmation and Purchase Confirmation.

Closing Date Side Letter: With respect to each Closing Date, the side letter agreements, if any, executed by the Company and the Initial Owner in connection with the purchase and sale of the related Mortgage Pool.

Code: The Internal Revenue Code of 1986.

Commission: The United States Securities and Exchange Commission.

Company: Residential Funding Company, LLC, a Delaware limited liability company, or its successor in interest, or any successor as herein provided.

Compensating Interest: Except as otherwise set forth in the related Purchase Confirmation, with respect to any Remittance Date, an amount equal to Prepayment Interest Shortfalls resulting from Full Prepayments or Partial Prepayments during the prior calendar month, but not more than the Servicing Fee..

Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

Consumer Information: Information regarding any Mortgagor held or received by the Company, including, but not limited to, the name, address, e-mail address, IP address, telephone number, account information and social security number of the Mortgagors and the fact that an individual has a relationship with the Company or the Initial Owner and/or its parent, affiliated or subsidiary companies that is supplied to the Initial Owner by or on behalf of the Company.

Custodial Account: After thirty (30) days from the date of this Agreement, the separate and segregated account or accounts in the form of time deposit or demand accounts titled “Residential Funding Corporation in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., Residential Mortgage Loans, Group No. 2006- RETAINED FLOW” and established with a Qualified Depository as evidenced by a certification in the form of Exhibit I hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit J hereto, in the case of an account held by a depository other than the Company, in either case a copy of which shall be furnished to the Initial Owner and, upon request, to any subsequent Initial Owner. Prior to thirty (30) days from the date of this Agreement, Custodial Account shall mean the account or accounts in the form of time deposit or demand accounts maintained by or on behalf of the Company.

Custodial Agreement: An agreement between the Initial Owner and a Custodian, providing for the custody of certain original documents relating to the Mortgage Loans.

Custodian: A custodian appointed by the Initial Owner.

Cut-off Date: With respect to the related Closing of each Mortgage Pool, a date mutually agreed upon by the parties and reflected in the related Purchase Confirmation.

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Determination Date: The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Distressed Mortgage Loan: As of any Determination Date, any Mortgage Loan that is delinquent in payment for a period of ninety (90) days or more, without giving effect to any grace period permitted by the related Mortgage Loan, or for which the Company has accepted a deed in lieu of foreclosure.

Due Date: With respect to any Mortgage Loan, the day of the month on which Monthly Payments are due thereunder, exclusive of any grace period. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month following the actual Due Date.

Due Period: With respect to each Remittance Date, the prior calendar month.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Escrow Account: The account or accounts in the form of time deposit or demand accounts maintained by or on behalf of the Company pursuant to Section 3.08.

Escrow Payments: The amounts held in all escrow accounts for any Mortgage Loans which include amounts being held for payment of taxes, assessments, water rates, mortgage insurance premiums, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor pursuant to any Mortgage Loan.

Event of Default: As defined in Section 6.01.

Exchange Act. The Securities Exchange Act of 1934, as amended.

Fannie Mae: Federal National Mortgage Association, or Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Fitch: Fitch Ratings, a wholly owned subsidiary of Fimalac, S.A., and any successor or successors thereto.

Freddie Mac: Federal Home Loan Mortgage Corporation, or Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Full Prepayment: Any payment of the entire principal balance of a Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Initial Owner: Lehman Capital, A Division of Lehman Brothers Holdings Inc.

Initial Rate Cap: As to each Adjustable-Rate Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on the first Adjustment Date as provided in the related Mortgage Note.

Insurance Proceeds: Proceeds paid in respect of any Mortgage Loan pursuant to any insurance policy covering such Mortgage Loan to the extent such proceeds are payable to the mortgagee under the Mortgage or the Company and are not released to the Mortgagor in accordance with Accepted Servicing Practices.

Lender Paid Mortgage Insurance Policy Program or LPMI Policies: A policy of primary mortgage guaranty insurance pursuant to which the related premium is to be paid by the owner or servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.

Lifetime Rate Cap: With respect to each Adjustable Rate Mortgage Loan as to which the related Mortgage Note provides for a lifetime interest rate cap, the absolute maximum Mortgage Interest Rate permitted over the life of such Mortgage Loan, above which the Mortgage Interest Rate shall not be adjusted, as provided in the related Mortgage Note.

Liquidated Mortgage Loan: A Mortgage Loan as to which payment has been made to the Company of all Liquidation Proceeds and other payments or recoveries which the Company deems to be finally recoverable.

Liquidation Proceeds: Cash, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: The ratio of the principal balance of the Mortgage Loan at origination, to the Appraised Value.

LPMI Loan: A Mortgage Loan for which the Primary Mortgage Insurance Policy thereon is to be paid by the owner or servicer of such Mortgage Loan.

Master Servicer: Shall have the meaning set forth in Section 9.02.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS® System.

Minimum Monthly Payment: With respect to a Pay Option ARM Loan, the minimum scheduled monthly payment calculated in accordance with the terms of the related Mortgage Note.

MOM Loan: Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Advance: With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment reduced by the amount of such Monthly Payment attributable to the Servicing Fee) which was due on the Mortgage Loan on the Due Date in the related Due Period, and (i) which was delinquent immediately preceding the Determination Date and (ii) which was not the subject of a previous Monthly Advance. Notwithstanding any provision herein to the contrary, the Company shall have no obligation to make any Monthly Advance that the Company determine would constitute a Nonrecoverable Advance.

Monthly Payment: With respect to any Mortgage Loan that is not an applicable Pay Option ARM Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan which is payable by a Mortgagor in such month under the related Mortgage Note. With respect to any Mortgage Loan that is an applicable Pay Option ARM Loan, and any month, the Minimum Monthly Payment.

Moody’s: Moody’s Investors Service, Inc. and any successor or successors thereto.

Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a fee simple interest in real property securing a Mortgage Note.

Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan as provided under the related Mortgage Note.

Mortgage Loan: An individual mortgage loan which is the subject of this Agreement, secured by a first lien on the Mortgaged Property securing the related Mortgage Note and identified on a Mortgage Loan Schedule in connection with a Closing, which mortgage loan includes all rights, benefits, proceeds and obligations arising therefrom, including, without limitation, the Mortgage File, the Monthly Payments, Liquidation Proceeds and Condemnation Proceeds.

Mortgage Loan Schedule: With respect to each Mortgage Pool, the schedule of Mortgage Loans included therein and made a part of the related Purchase Confirmation, in each case containing the data and information listed on Exhibit E with respect to each Mortgage Loan.

Mortgage Note: The originally executed note evidencing the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan and any modification thereto.

Mortgage Pool: The Mortgage Loans sold to the Initial Owner pursuant to a Purchase Confirmation and identified on a Mortgage Loan Schedule attached thereto.

Mortgaged Property: The underlying real property securing such Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Negative Amortization: With respect to a Pay Option ARM Loan, any portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

Net Escrow Payments: Escrow Payment balances remaining after advances by the Company for taxes and insurance to the extent documented under a detailed statement provided to the Initial Owner.

Nonrecoverable Advance:  Any Advance or Monthly Advance previously made or proposed to be made in respect of a Mortgage Loan by the Company which, in the good faith judgment of the Company, is not or would not ultimately be recoverable by the Company from the related Mortgagor, related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or otherwise with respect to such Mortgage Loan.  The determination by the Company that all or a portion of an Advance or a Monthly Advance would be a Nonrecoverable Advance shall be evidenced by an Officer's Certificate delivered to the Owner, setting forth such determination and the procedures and considerations of the Company forming the basis of such determination.

Notice of Release: A notice of release, the form of which is attached as Exhibit G hereto, or an electronic request in a form acceptable to the Custodian.

Officer’s Certificate: A certificate signed by an authorized officer of the Company, and delivered to the Initial Owner as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may, unless otherwise provided herein, be counsel for the Company; provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Company, (ii) does not have any material direct or indirect financial interest in the Company and is not an Affiliate and (iii) is not connected with the Company as an officer, employee, director or person performing similar functions.

Owner: Any Person from time to time having an Ownership Interest in the Mortgage Loans in a Mortgage Pool. Initially, the Initial Owner.

Ownership Interest: All rights, title and interest in and to a Mortgage Pool.

Partial Prepayment: Any payment of principal on a Mortgage Loan, other than a Full Prepayment, which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Pay Option ARM Loan: Any Mortgage Loan that lets Mortgagors choose one of various different payments each month which may include, but not be limited to, a Minimum Monthly Payment, an interest-only payment, full principal and interest amortized over thirty (30) years, or full principal and interest amortized over fifteen (15) years.

Periodic Rate Cap: With respect to each Adjustable Rate Mortgage Loan, the provision of a Mortgage Note that provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase or decrease on an Adjustment Date above the Mortgage Interest Rate previously in effect.

Permitted Investment: As defined in Section 3.10.

Person: Any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: As defined in Section 2.03.

Property Charges: Shall have the meaning set forth in Section 3.27.

Prepayment Interest Shortfall: As to any Remittance Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of a Full Prepayment or a Partial Prepayment during the prior calendar month, an amount equal to one month’s interest at the Mortgage Interest Rate less the Servicing Fee Rate on the amount of such Full Prepayment or Partial Prepayment.

Primary Mortgage Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy thereof.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

Program Guide: The underwriting guidelines of Residential Funding Company, LLC, as provided to the Initial Owner in connection with the sale and purchase of each Mortgage Pool and attached to the related Purchase Confirmation.

Purchase Confirmation: Those certain purchase confirmations substantially in the form of Exhibit A hereto, executed by the Company and the Initial Owner in connection with the purchase and sale of each Mortgage Pool, which sets forth the terms relating thereto including a description of the related Mortgage Loans (including the Mortgage Loan Schedule), the aggregate Purchase Price for such Mortgage Loans, the Closing Date and the Cut-off Date.

Purchase Price: As to any Mortgage Loan, except as otherwise set forth in the related Purchase Confirmation, an amount equal to the sum of (i) the product of (a) the Purchase Price Percentage multiplied by (b) the Scheduled Principal Balance of such Mortgage Loan and (ii) accrued interest from the Cut-off Date, inclusive, to, but not including, the Closing Date, at the related Mortgage Interest Rate.

Purchase Price Percentage: The purchase price percentage set forth in the related Purchase Confirmation.

Qualified Depository: A depository the accounts of which are insured by the Federal Deposit Insurance Corporation (or any successor thereto) through the Bank Insurance Fund or the Savings Association Insurance Fund and the debt obligations of which are rated AA or better by Standard & Poor’s, A Division of The McGraw Hill Companies.

Reconstitution Agreement: Any agreement or agreements entered into by the Initial Owner and/or certain third parties, and the Company (if applicable), on the Reconstitution Date with respect to any or all of the Mortgage Loans conveyed hereunder, in connection with a Securitization Transaction as set forth in Section 9.01.

Reconstitution Date: Each date on which any or all of the Mortgage Loans purchased pursuant to this Agreement shall be reconstituted as part of a Securitization Transaction pursuant to Section 9.01.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

REMIC: A “real estate mortgage investment conduit” as defined in and subject to the REMIC Provisions.

REMIC Provisions: Provisions of the federal income tax law which appear at Section 860A through 860G of Subchapter M of Chapter 1, Subtitle A of the Code, and applicable U.S. Department of the Treasury regulations issued pursuant thereto, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

Remittance Amount: As of any Remittance Date, (a) all amounts deposited in the Custodial Account as of the close of business on the last day of the related Due Period (net of charges against or withdrawals from the Custodial Account pursuant to Section 3.07), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 3.13, minus (c) any Full Prepayments and Partial Prepayments received after the applicable Due Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Full Prepayments and Partial Prepayments in accordance with Section 3.06(i), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

Remittance Date: The 18th day of any month, or if such 18th day is not a Business Day, the first Business Day immediately following.

REO Property: A Mortgaged Property acquired by the Owner or the Company on behalf of the Owner through foreclosure or deed in lieu of foreclosure.

Report Date: With respect to each Remittance Date, the 15th day of the month in which such Remittance Date occurs, or if such 15th day is not a Business Day, the first Business Day immediately preceding such 15th day.

Repurchase Price: Unless otherwise agreed to in the Closing Date Side Letter, with respect to any Mortgage Loan, a price equal to (i) the outstanding principal balance of such Mortgage Loan as of the date of repurchase plus (ii) interest on such outstanding principal balance at the related Mortgage Interest Rate from the date on which interest was last distributed to the Initial Owner (from payments from the related Mortgagor) through the day prior to the date of repurchase.

Scheduled Principal Balance: As to each Mortgage Loan, (i) the principal balance of such Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Initial Owner with respect to the Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof, plus (iii) without duplication of amounts described in clause (i) above, the cumulative amount of any Negative Amortization.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Security Protection Expenses: As defined in Section 3.17.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: As to each Mortgage Loan, the fee, payable monthly to the Company out of the interest payments received on such Mortgage Loan equal to the product of (i) the Servicing Fee Rate divided by 12 and (ii) the Scheduled Principal Balance of such Mortgage Loan as of the first Business Day of each month.

Servicing Fee Rate: With respect to each Mortgage Pool, as defined in the related Purchase Confirmation.

Standard & Poor’s: Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor or successors thereto.

Successor Servicer: Any successor master servicer appointed pursuant to Section 10.01.

Trade Confirmation: A letter agreement executed by the Company and the Initial Owner prior to the relevant Closing Date confirming the general terms and conditions of a prospective transaction contemplated therein and identifying certain of the loan characteristics of the Mortgage Loans constituting the Mortgage Pool to be purchased hereunder.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS

Section 2.01. Conveyance of Mortgage Loans; Possession of Mortgage Files.

(a) On each Closing Date, the Company, simultaneously with the execution and delivery of the related Purchase Confirmation and the payment of the Purchase Price by the Initial Owner by wire transfer of immediately available federal funds, shall hereby sell, transfer and assign, without recourse, to the Initial Owner the Ownership Interest in and to the Mortgage Loans identified in the related Purchase Confirmation, including, the Scheduled Principal Balance of each Mortgage Loan as of the applicable Cut-off Date and all payments in respect thereof due after the applicable Cut-off Date, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein on a servicing retained basis.

The Initial Owner shall be entitled to (i) all principal due after the related Cut-off Date, (ii) all other recoveries of late charges, assumption fees or other charges collected after the related Cut-off Date, and (iii) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate due after the related Cut-off Date. The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal due on or before the related Cut-off Date. All payments of principal and interest (minus the Servicing Fee) due on the first day of the month after the related Cut-off Date shall belong to the Initial Owner.

(b) At least ten (10) Business Days prior to the related Closing Date or such other date as mutually agreed upon by the Initial Owner and the Company in the Trade Confirmation, the Company shall deliver to, and deposit with, the Custodian, as the duly appointed agent of the Initial Owner for such purpose, the following original documents or instruments (or copies thereof as permitted by this Section) with respect to each Mortgage Loan so assigned:

(i) The original Mortgage Note, endorsed in blank by the Company without recourse, and showing an unbroken chain of endorsements from the originator thereof to the Company or an original lost note affidavit (in a form reasonably acceptable to the Initial Owner) from the Company stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

(iii) Unless the Mortgage Loan is registered on the MERS® System, an unrecorded original Assignment of the Mortgage from the Company in blank, which shall be in recordable form and acceptable for recording under the laws of the jurisdiction where the Mortgaged Property is located;

(iv) The original recorded assignment or assignments of the Mortgage showing an unbroken chain of title from the originator thereof to the Company (or to MERS, if the Mortgage Loan is registered on the MERS® System and noting the presence of a MIN) with evidence of recordation noted thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon;

(v) The original or copy of each modification, consolidation, extension or assumption agreement, if any, relating to such Mortgage Loan with evidence of recordation noted thereon or attached thereto;

(vi) The original of any guarantee executed in connection with the Mortgage Note (if any);

(vii) The original Primary Mortgage Insurance certificate, if any;

In addition, the Company shall deliver to the Initial Owner as to any Mortgage Loan, no later than 180 days following receipt by the Company from the Initial Owner of a request in writing specifying the Mortgage Loan and the particular item requested, to the extent the Company can obtain such document: (i) a copy of the original power of attorney certified by the public recording office, and (ii) the original title policy and all riders thereto or, in the event such original title policy has not been received from the insurer, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company, with the original policy of title insurance to be delivered promptly following receipt thereof from the insurer. Any documents delivered to the Initial Owner pursuant to this paragraph shall be deemed to be a part of the Mortgage File for the related Mortgage Loan upon receipt by the Initial Owner.

(c) Notwithstanding the provisions of Section 2.01(b), in the event that in connection with any Mortgage Loan the Company cannot deliver the original of the Mortgage, any assignment, modification or assumption agreement (or a copy thereof as permitted by Section 2.01(b)) with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of (i) a delay caused by a public recording office where such Mortgage, assignment, modification or assumption agreement as the case may be, has been delivered for recordation, or (ii) a delay in the receipt of certain information necessary to prepare the related assignments, the Company shall deliver to the Custodian a copy of such Mortgage, assignment, modification or assumption agreement. The Company shall promptly deliver to the Custodian such Mortgage, assignment, modification or assumption agreement with evidence of recording indicated thereon upon receipt thereof in accordance with Section 2.01(b).

(d) In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Company further agrees that it will, at the Initial Owner’s request and sole cost and expense, cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Company to the Owner by including (or, if applicable, deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field “Pool Field” which identifies the series in which such loans were sold. The Company further agrees that it will not alter the code referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(e) The ownership of each Mortgage Note, Mortgage, the other contents of the Mortgage File and the other documents listed in this Section 2.01 is vested in the Initial Owner. Any documents required to be delivered to the Custodian by the Company pursuant to this Section 2.01 which, prior to such delivery, are in the possession or control of the Company or a subservicer and which are not delivered to the Custodian, or are requested from the Custodian in connection with the servicing of the Mortgage Loans, are and shall be held by the Company, either directly or through the related subservicer, in trust for the benefit of the Initial Owner. The ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession or control of the Company shall immediately vest in the Initial Owner and shall be retained and maintained, in trust, by the Company at the will of the Initial Owner in such custodial capacity only. The documents listed in this Section 2.01 retained by the Company for purposes of servicing pursuant to this Agreement shall be electronically segregated from the other books and records of the Company and shall be appropriately marked to clearly reflect the sale of the related Mortgage Loan to the Initial Owner. The Company shall release from its custody any of such documents retained by it only as required in connection with its servicing duties hereunder or otherwise in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to this Agreement.

Record title to each Mortgage and the related Mortgage Note as of the applicable Closing Date shall be in the name of the Initial Owner or as the Initial Owner shall designate. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Company after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Initial Owner; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Company in trust for the benefit of the Initial Owner as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

(f) The sale of each Mortgage Loan shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Owner and shall note any transfer of a Mortgage Loan.

(g) The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with the servicing of the Mortgage Loans pursuant to this Agreement within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original promptly upon its receipt thereof.

Section 2.02. Acceptance by the Initial Owner. The Initial Owner acknowledges receipt by the Custodian as the duly appointed agent of the Initial Owner of the documents referred to in Section 2.01 above and declares that the Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to the Custodian as its agent, in trust for the use and benefit of the Initial Owner.

On or prior to the related Closing Date, the Custodian shall have certified its receipt of all documents contained in each applicable Mortgage File required to be delivered pursuant to the Custodial Agreement, as evidenced by the initial certification of the Custodian delivered to the Initial Owner and the Company. The Initial Owner shall be responsible for maintaining the Custodial Agreement and shall pay all fees and expenses of the Custodian. On the related Closing Date, the Company shall release any interest that it has in all such documents upon its receipt of the Purchase Price for the Mortgage Loans. If any of such documents required to be in the Mortgage File is missing or defective, and such omission or defect materially and adversely affects the interests of the Initial Owner (each, a “Material Defect”), the Company shall cure such Material Defect within sixty (60) days of receipt by the Company of notice from the Initial Owner or the Custodian of such defect. If the Company does not so cure such Material Defect within such sixty (60) days and under Accepted Servicing Practices, such Material Defect would reasonably be expected to result in a loss, the Company shall repurchase the related Mortgage Loan at the Repurchase Price within five (5) days thereafter. Upon receipt by the Owner of the Repurchase Price, the Owner shall, or shall cause the Custodian to, release to the Company the related Mortgage File and the Owner shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company or its designee, as the case may be, any Mortgage Loan released pursuant hereto. The obligations of the Company to (i) cure any Material Defect with respect to any Mortgage Loan or purchase any Mortgage Loan as to which a Material Defect has not been cured and, under Accepted Servicing Practices, would reasonably be expected to result in a loss, and (ii) to comply with the indemnification provisions of Section 5.01, shall constitute the sole remedies respecting such Material Defect available to the Owner.

Section 2.03. Assignment of Mortgage Loans.

(a) On the related Closing Date, the Initial Owner shall pay to the Company the Purchase Price for each Mortgage Loan listed on the Mortgage Loan Schedule.

(b) The Initial Owner shall have the right to assign its interest under this Agreement with respect to the Mortgage Loans and designate any person to exercise any rights of the Initial Owner hereunder with respect to the Mortgage Loans, and the assignee or designee shall accede to the rights and obligations hereunder of the Initial Owner with respect to the Mortgage Loans; provided, however, that (i) the Mortgage Loans shall at all times be subject to the terms of this Agreement; and (ii) there shall be no more than five Owners under this Agreement with respect to a Mortgage Pool. Each assignee or designee may assign its interest in the Mortgage Loans owned by it in whole, and not in part, to no more than one Person. No sale or transfer of the Mortgage Loans or assignment of this Agreement shall be binding upon the Company for any purpose under this Agreement unless the Owner proposing to make such sale, transfer or assignment and its prospective assignee have executed and delivered to the Company an assignment and assumption agreement in form and substance reasonably satisfactory to the Company. Upon such execution and delivery, the previous Owner shall be released from its obligations hereunder with respect to the related Mortgage Loans, except with respect to its obligations pursuant to Section 5.01.

No sale of the such Mortgage Loan shall be made to any employee benefit plan or other plan that is subject to ERISA or Section 4975 of the Code (each, a “Plan”) or to any person or entity that is investing on behalf of or with “plan assets” of any Plan or to any insurance company, other than an insurance company investing with funds held in its general account (if such funds do not include “plan assets” of any Plan).

The sale of the Mortgage Loans has not been registered or qualified under the Securities Act or any state securities law. No sale, transfer, pledge or other disposition of the Mortgage Loans or any interest therein shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If an Initial Owner proposes to make a disposition (by sale, hypothecation, pledge or otherwise) without registration or qualification, the Company shall require, in order to assure compliance with such laws, that the Initial Owner desiring to effect the disposition, and the Initial Owner’s prospective transferee, certify to the Company in writing the facts surrounding the disposition. In the event that such certification of facts does not on its face establish that registration or qualification is not required, the Company may require an Opinion of Counsel satisfactory to it that the transfer may be made without such registration or qualification. Any such Opinion of Counsel shall not be an expense of the Company. The Company is not obligated to register or qualify the Mortgage Loans under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Mortgage Loans without registration or qualification.

Upon compliance with the foregoing conditions and receipt of an assignment and assumption agreement executed by the Initial Owner and its prospective assignee and acknowledged by the Company, the Company shall make the appropriate notations in its books to reflect the sale of the affected Mortgage Loans to such assignee, such assignee shall accede to the rights and the obligations of the Initial Owner hereunder with respect to such Mortgage Loans, and the Initial Owner shall be released from its obligations hereunder with respect to such Mortgage Loans that have been sold in accordance with this Agreement. For the purposes of this Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records of the Company show such Person as the Initial Owner of such Mortgage Loans. The Company shall not be responsible for expenses incurred by the Initial Owner or any transferee in connection with any sale or transfer pursuant to this Section 2.03.

Section 2.04. Representations and Warranties of the Company.

(a) The Company, as a condition to the consummation of the transactions contemplated hereby, hereby represents and warrants to the Initial Owner as of each Closing Date the following:

(i) The Company is a limited liability company duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this Agreement and the related Purchase Confirmation. The Company has the full legal power and authority to execute and deliver this Agreement and to perform in accordance herewith. The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized;

(ii) The execution and delivery of this Agreement and the related Purchase Confirmation by the Company and its performance and compliance with the terms of this Agreement will not (A) violate the Company’s certificate of formation or limited liability company agreement or (B) constitute a material default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, result in an acceleration under, or result in the material breach of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or any of its assets, or (C) result in a violation of, any law, rule, regulation, order, judgment or decree to which the Company or its property is subject;

(iii) This Agreement and the related Purchase Confirmation, assuming due authorization, execution and delivery by the Initial Owner, constitutes a valid, legal and binding obligation of the Company, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(iv) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially adversely affect its performance hereunder;

(v) No litigation is pending or, to the best of the Company’s knowledge, threatened against the Company which would prohibit its entering into this Agreement or the related Purchase Confirmation or performing its obligations under this Agreement or the related Purchase Confirmation or result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted;

(vi) No information, certificate of an officer, statement furnished in writing or report delivered to the Initial Owner by the Company in connection with this Agreement or any related Purchase Confirmation or in connection with the transactions contemplated thereby, will, to the knowledge of the Company, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading. Notwithstanding the foregoing, the Initial Owner acknowledges that the only information required to be delivered with respect to financial information of the Company are the balance sheets referred to in clause (xii) below;

(vii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(viii) The Company believes that it can perform the covenants contained in this Agreement in a manner that will not have a material adverse affect on the Initial Owner. The Company is solvent and will not be rendered insolvent by the consummation of the transactions contemplated hereby. The sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors. The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(ix) The execution, delivery and performance of the Company’s obligations under this Agreement and the consummation of the transactions contemplated hereby, do not require any consent, approval, authorization or order of, filing with or notice to any State of Minnesota agency or other governmental body, except such as may be required under the securities laws of any state or such as have been obtained, effected or given prior to the related Closing Date;

(x) The disposition of the Mortgage Loans pursuant to this Agreement will be treated by the Company as a sale for accounting and tax purposes;

(xi) The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans that will be borne by the Initial Owner;

(xii) The Company, on or prior to the initial Closing Date, mailed to the Initial Owner balance sheets of the Company as to its last two complete fiscal years. Such balance sheets fairly present the pertinent assets and liabilities at the end of each such fiscal year of the Company and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto;

(xiii) The Company has complied with all anti-money laundering laws and regulations to the extent that they are applicable to the Company, including without limitation the USA Patriot Act of 2003, and the laws and regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), which prohibit dealings with certain countries, territories, entities and individuals named in OFAC’s Sanction Programs and on the Specially Designated Nationals and Blocked Persons List (collectively, the “Anti-Money Laundering Laws”). To the extent required of the Company by the Anti-Money Laundering Laws, the Company has established an anti-money laundering compliance program, has conducted due diligence in connection with the origination of each Mortgage Loan for the purposes of Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by such Mortgagor to purchase the related property, and has maintained, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws;

(xiv) The Company is a member of MERS, in good standing, and current in payment of all fees and assessments imposed by MERS, and has complied and will comply with all rules and procedures of MERS in connection with the servicing of the related Mortgage Loans for as long as such Mortgage Loans are registered with MERS and its assignment to the Initial Owner as assignee of the Mortgage relating to each Mortgage Loan that is registered with MERS, including, among other things, that the Company shall have confirmed the transfer to the Initial Owner, as assignee of the Company, of the Mortgage on the MERS® System.

(b) The Company hereby represents and warrants to the Initial Owner that as of the related Closing Date or such other date specifically provided for herein with respect to each Mortgage Loan the following:

(i) The information set forth in the related Mortgage Loan Schedule with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects;

(ii) Immediately prior to the assignment of the Mortgage Loans to the Initial Owner, the Company had good and marketable title to, with full right to transfer and sell, and was the sole owner of, each Mortgage Loan free and clear of any pledge, assignment, lien, security interest or other encumbrance and no action has been taken or failed to be taken by the Company that would affect the enforceability of any Mortgage Loan or the interests of any Owner therein. The Company has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(iii) (A) No Mortgage Loan was more than 30 days delinquent in payment of principal and interest as of the Cut-off Date and no Mortgage Loan has been more than 30 days delinquent more than once in the 12-month period prior to the Cut-off Date and (B) the Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by any party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan. As of the Closing Date the Company is not aware of any circumstances affecting a Mortgagor’s ability to make the required payments under the related Mortgage Loan;

(iv) Subject to clause (iii) above as respects delinquencies, there is no default, breach, violation or event of acceleration existing under any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived by any party with the right to do so or by any other entity involved in originating or servicing a Mortgage Loan, including without limitation the Company and its predecessors;

(v) There is no delinquent tax or assessment lien against any Mortgaged Property and any insurance premium, water, sewer and municipal charge, leasehold payment or ground rent against any Mortgaged Property which has previously become due and owing has been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(vi) No Mortgagor has any right of rescission, offset, defense or counterclaim as to the related Mortgage Note or Mortgage, except as may be provided under the Servicemembers’ Civil Relief Act, as amended, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury. No Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at any time following origination of the related Mortgage Loan;

(vii) The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

(viii) There are no mechanics’ liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except such liens that are insured or indemnified against by a title insurance policy described under clause (xiii) below;

(ix) Each Mortgaged Property is free of damage or other casualty and in good repair and no notice of total or partial condemnation has been given with respect thereto and the Company knows of nothing involving any Mortgaged Property that could reasonably be expected to materially adversely affect the value or marketability of any Mortgaged Property or the use for which the premises were intended;

(x) Each Mortgage Loan as of the time of its origination and as of the date of execution hereof complied in all material respects with all applicable local, state and federal laws and regulations, including, without limitation, any and all laws, rules and regulations relating to consumer protection and mortgage loan origination and funding, such as usury, truth-in-lending, real estate settlement procedures, predatory and abusive lending, equal credit opportunity and disclosure laws, and the consummation of the transactions contemplated hereby will not violate any such laws or regulations;

(xi) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder adequate to realize the benefits of the security against the Mortgaged Property, including (i) in the case of a Mortgage that is a deed of trust, by trustee’s sale, (ii) by summary foreclosure, if available under applicable law, and (iii) otherwise by foreclosure, and there is no homestead or other exemption available to the Mortgagor that would interfere with such right to sell at a trustee’s sale or right to foreclosure, subject in each case to applicable federal and state laws and judicial precedents with respect to bankruptcy and right of redemption;

(xii) With respect to each Mortgage that is a deed of trust, a trustee duly qualified under applicable law to serve as such is properly named, designated and serving, and except in connection with a trustee’s sale after default by a Mortgagor, no fees or expenses are or will become payable to the trustee under any Mortgage that is a deed of trust;

(xiii) Each Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac (including adjustable rate endorsements), issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring (subject to the exceptions contained in (viii) and (xxvii) of this Section 2.04(b)) the Company, its successors and assigns, as to the first priority lien of the Mortgage, in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage) and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, unless the Mortgaged Property is located in the State of Iowa and an attorney’s certificate has been provided in accordance with Fannie Mae servicing practices and procedures. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. The Company, its successors and assigns, is the sole insured of such lender’s title insurance policy and such lender’s title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress to and from the Mortgaged Property and against encroachments by or upon the Mortgaged Property or any interest therein. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy;

(xiv) [Reserved];

(xv) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to Accepted Servicing Practices and issued by an insurer acceptable under the Program Guide, including a life-of-loan flood insurance if the Mortgaged Property is in an area, that, at the time of origination of the related Mortgage Loan, was identified on a flood hazard boundary map or flood insurance rate map issued by the Federal Emergency Management Agency as having special flood hazards and such flood insurance is available. All individual insurance policies contain a standard mortgagee clause naming the Company (or its predecessor) and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor’s expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor’s expense and to seek reimbursement therefore from the Mortgagor. The hazard insurance policy has been validly issued and is in full force and effect. The Company has taken no action that would impair the coverage of any such insurance policy, the benefits of any endorsement, or the validity, binding effect and enforceability of the foregoing;

(xvi) The provisions of each Mortgage Loan (including the terms of the Mortgage Note and Mortgage) have not been impaired, waived, altered or modified in any respect unless approved in writing by the Company, which instrument containing such approval has been recorded, if necessary to protect the interests of the Initial Owner. The title insurer and issuer of the Primary Mortgage Insurance Policy, if any, has approved the substance of any such waiver, alteration or modification to the extent required by the respective policy. No instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part, from its obligations in connection with a Mortgage Loan;

(xvii) With respect to each Mortgage Loan, either (i) the Mortgage Loan is assumable pursuant to the terms of the Mortgage Note, or (ii) the Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder;

(xviii) Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the proceeds of the Mortgage Loan were disbursed. The Mortgage Interest Rate is (a) with respect to fixed rate Mortgage Loans, the fixed interest rate set forth in the Mortgage Note and (b) with respect to Adjustable Rate Mortgage Loans, adjusted and rounded on each Adjustment Date as required under the Mortgage Note, subject to the Initial Rate Cap, the Periodic Rate Cap and the Lifetime Rate Cap as set forth in the respective Mortgage Note. Except with respect to any Pay Option ARM Loans, interest only Mortgage Loans and Balloon Mortgage Loans as indicated on the related Mortgage Loan Schedule, the Mortgage Note for each Mortgage Loan is payable in Monthly Payments which, (A) in the case of a fixed rate Mortgage Loan, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate, and (B) in the case of an Adjustable Rate Mortgage Loan, are changed on each Adjustment Date, and, subject to the Initial Rate Cap, the Periodic Rate Cap and the Lifetime Rate Cap as set forth in the respective Mortgage Note and Mortgage Loan Schedule, are sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate assuming no further interest rate changes. No Adjustable Rate Mortgage Loan contains terms whereby the Mortgagor is permitted to convert the Mortgage Loan to a fixed rate Mortgage Loan. No Adjustable Rate Mortgage Loan permits negative amortization, except as otherwise indicated on the related Mortgage Loan Schedule with respect to Pay Option ARM Loans;

(xix) The proceeds of the Mortgage Loan have been fully disbursed, the Mortgage Loan has been closed, and there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make Monthly Payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(xx) With respect to any Mortgage Loan, the Mortgage File contains an appraisal made by an appraiser who satisfies the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(xxi) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee, broker, correspondent or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or (iii) federal savings and loan associations, savings banks or national banks having principal offices in such state, or (iv) not doing business in such state. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution that is supervised and examined by a federal or state authority;

(xxii) All improvements which were considered in determining the Appraised Value of the Mortgaged Properties lie wholly within the boundaries and the building restriction lines of the Mortgaged Properties, no improvements on adjoining properties to which value was assigned encroach upon the Mortgaged Properties and the value of the Mortgaged Properties are not diminished by any improvements on adjoining properties which encroach the Mortgaged Properties. The policy of title insurance, if any, affirmatively insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey;

(xxiii) Each Mortgage Note and Mortgage constitutes a legal, valid and binding obligation of the Mortgagor enforceable in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditor’s rights. All parties to the Mortgage Note and the Mortgage had the legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties;

(xxiv) No portion of the Mortgaged Property is used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes;

(xxv) The Mortgaged Property is lawfully occupied under applicable law and, at the time of origination of such Mortgage Loan, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy) were made or obtained from the appropriate authorities. At the time that each Mortgage Loan was originated, the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence or as a second or vacation home;

(xxvi) [Reserved];

(xxvii) With respect to each Mortgage Loan, the Mortgage creates a valid first lien on the related Mortgaged Property subject only to (1) the lien of current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the value, use, enjoyment and marketability of the Mortgaged Property;

(xxviii) With respect to each Mortgage Loan, the Mortgaged Property consists of a parcel of real property with a single family residence erected thereon, or a two-to-four family dwelling, or an individual condominium unit, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit or planned unit development shall conform with the applicable Program Guide regarding such dwellings. No Mortgaged Property consists of a mobile home, manufactured home, rural home in excess of ten acres, log home or geodesic home;

(xxix) No action, misrepresentation, fraud or similar occurrence in respect of a Mortgage Loan has taken place on the part of any person, including without limitation, the Mortgagor, any appraiser, any builder or developer or any party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan that might result in a denial, contesting, failure or impairment of full and timely coverage under any insurance policies required to be obtained with respect to the Mortgage Loans;

(xxx) The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage;

(xxxi) No Mortgage Loan is subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law. No Mortgage Loan is classified as a “high cost,” “threshold,” “covered”, “abusive” or “predatory” loan or a similar loan under any applicable state, federal or local law (or similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees). Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae’s Selling Guide. No Mortgage Loan is classified as “High Cost” or “Covered” as set forth in the current Standard & Poor’s LEVELS® Glossary;

(xxxii) The Mortgage Note and Mortgage are on forms acceptable to Fannie Mae or Freddie Mac;

(xxxiii) Except as set forth in the related Purchase Confirmation, each Mortgage Loan was underwritten and approved in general accordance with the Program Guide in effect at the time the Mortgage Loan was originated;

(xxxiv) The collection and servicing of the Mortgage Loans have been in accordance with Accepted Servicing Practices and in compliance with all applicable laws and regulations in all material respects.

(xxxv) With respect to escrow deposits and payments that the Company is entitled to collect, all such payments are in the possession of, or under the control of the Company, and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All escrow payments have been collected in full compliance with state and federal law and the provisions of the related Mortgage Note and Mortgage. As to any Mortgage Loan that is the subject of an escrow, escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every escrowed item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or other charges or payments due under the Mortgage Note have been capitalized under any Mortgage or the related Mortgage Note;

(xxxvi) The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act, as amended, or any other federal or state law that would have the effect of suspending or reducing the Mortgagor's payment obligations under a Mortgage Loan or that would prevent or restrict the ability of the servicer to commence or continue with the foreclosure of the Mortgage Loan;

(xxxvii) No Mortgage Loan has a Loan-to-Value Ratio of greater than 100%;

(xxxviii) Either the Mortgagor is a natural person or the related co-borrower or guarantor is a natural person;

(xxxix) No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

(xl) No Mortgage Loan is a Balloon Mortgage Loan that has an original stated maturity of less than seven (7) years;

(xli) [Reserved];

(xlii) Each negative amortization Mortgage Loan is payable each month in monthly installments of principal and interest in accordance with the terms of the related Mortgage Note, as indicated on the related Mortgage Loan Schedule. With respect to each negative amortization Mortgage Loan, during the term of the Mortgage Loan, the unpaid principal balance of the Mortgage Loan shall not exceed 115% of the initial unpaid principal balance of the Mortgage Loan.

(xliii) [Reserved];

(xliv) None of the Mortgage Loans are simple interest Mortgage Loans except as set forth on the related Purchase Confirmation;

(xlv) No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment, or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single premium credit insurance policy (e.g., life, disability, accident, unemployment, mortgage, or health insurance) in connection with the origination of the Mortgage Loan; no proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;

(xlvi) Each original Mortgage was recorded and, except for those Mortgage Loans subject to MERS, all subsequent assignments of the original Mortgage (other than the assignment to the Initial Owner) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded

(xlvii) If the Mortgage Loan is not registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(xlviii) The Mortgage Loan is a qualified mortgage for inclusion in a REMIC;

(xlix) With respect to any Mortgage Loan originated on or after August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising thereunder or in connection with the origination of such Mortgage Loan;

(l) With respect to any Mortgage Loan which is a Texas Home Equity Loan, any and all requirements of Section 50, Article XVI of the Texas Constitution applicable to Texas Home Equity Loans which were in effect at the time of the origination of the Mortgage Loan have been complied with. Specifically, without limiting the generality of the foregoing, any fees paid in connection with such Mortgage Loan in order for the Mortgagor to receive a reduced interest rate are not required to be included in the calculation of the aggregate fees pursuant to Section 50(a)(6)(E) of the Texas Constitution;

(li) The Mortgage Files with respect to each Mortgage Loan subject to prepayment charges specifically authorizes such prepayment charges to be collected and such prepayment charges are permissible and enforceable in accordance with the terms of the related Mortgage Files and applicable law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors’ rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure).   No Mortgage Loan imposes a prepayment charge for a term in excess of three years from the date such Mortgage Loan was originated;

(lii) To the best of the Company’s knowledge there are no toxic materials or other environmental hazards on, in or that could affect any Mortgaged Property. Each Mortgaged Property is in compliance with all local, State or federal environmental laws or regulations;

(liii) In the event any Mortgage File contains a lost note affidavit in lieu of a Mortgage Note, such lost note affidavit, when assigned, will be sufficient to effect the transfer of title to the related Mortgage Loan, without the need for a judicial proceeding, administrative action, court or regulatory order, or similar action or order;

(liv) Each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80% will be insured by a Primary Mortgage Insurance Policy covering at least 30% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, at least 25% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 90.00% and 85.01%, and at least 12% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 85.00% and 80.01%, and each such Primary Insurance Policy is in full force and effect; and

(lv) Any document to be included in the Mortgage File that is delivered as an imaged document (and not accompanied by the original underlying document) represents a true, complete, and correct copy of the original document in all respects, including, but not limited to, all signatures conforming with signatures contained in the original document, no information having been added or deleted, and no imaged document having been manipulated or altered in any manner. Each imaged document is clear and legible in all material respects, including, but not limited to, accurate reproductions of photographs. No original documents have been or will be altered in any material manner. The destruction by the Company of any original document underlying an imaged document or the inability of the Company to produce a copy of such original document upon request shall not cause (i) any material delay in the enforcement of the Mortgage Loan, (ii) any inability to collect all amounts due under the Mortgage Loan, including without limitation, in connection with a foreclosure or other sale of the Mortgaged Property, (iii) private institutional investors to regard the Mortgage Loan as an unacceptable investment or adversely affect the value or marketability of the Mortgage Loan, or (iv) any claims from holders of mortgage-backed securities collateralized by the Mortgage Loan.

(lvi) The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Company under this Agreement have been delivered to the Initial Owner or its designee. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Section 2.01, except for such documents the originals of which have been delivered to the Initial Owner or its designee;

It is understood and agreed that the representations and warranties set forth in Section 2.04(a) and (b) shall survive the sale of the Mortgage Loans and shall inure to the benefit of the Initial Owner, notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by either the Company or the Initial Owner of a breach of any of the foregoing representations and warranties which materially and adversely affects the interest of the Initial Owner in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Within 60 days of its discovery or its receipt of notice of any such breach, the Company shall (i) cure such breach in all material respects or (ii) repurchase such Mortgage Loan at the Repurchase Price. Any repurchase of any Mortgage Loans pursuant to the foregoing paragraph of this Section 2.04 shall be accomplished by direct remittance of the Repurchase Price to the Initial Owner or in accordance with the Initial Owner’s instructions.

With respect to those representations and warranties which are made to the best of the Company’s knowledge, if it is discovered by the Company or the Initial Owner that the substance of any representation and warranty set forth in Section 2.04(a) and (b) is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Initial Owner (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Initial Owner in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

With respect to any repurchase of any Mortgage Loans pursuant to this section 2.04, upon receipt by the Initial Owner of the Repurchase Price, the Initial Owner shall cause the Custodian to promptly deliver the related Mortgage File to the Company. The Company shall prepare the Assignment of the related Mortgage for execution by or at the direction of the Initial Owner, as applicable, and shall pay all costs and expenses reasonably incurred by the Initial Owner in effecting the reconveyance of a repurchased Mortgage Loan including, without limitation, the cost of recording the Assignment of the related Mortgage for any Mortgage Loan that is not registered with MERS. In the event of a repurchase, the Mortgage Loan Schedule shall be deemed amended to reflect the withdrawal of the such Mortgage Loans from this Agreement. In addition to the cure or repurchase obligation set forth above, the Company shall indemnify the Initial Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from a breach of the representations and warranties made by the Company in Section 2.04.

Section 2.05. Representations, Warranties and Covenants of the Initial Owner. The Initial Owner hereby represents and warrants to and covenants with, the Company that as of the relevant Closing Date:

(i) The Initial Owner understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. The Initial Owner is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. The Initial Owner considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. The Initial Owner has been furnished with all information regarding the Mortgage Loans that it has requested from the Company. Neither the Initial Owner nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

(ii) The Initial Owner is either (a) not a Plan that is subject to ERISA or Section 4975 of the Code and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (b) an employee benefit plan that is subject to ERISA or Section 4975 of the Code and the transaction contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code;

(iii) The Company and Initial Owner have executed (A) this Agreement and related Purchase Confirmation contemporaneously with the sale of the Mortgage Loans by the Company to the Initial Owner on the initial Closing Date and the transfer of the purchase price therefor by the Initial Owner to the Company and (B) each additional Purchase Confirmation contemporaneously with the sale of the related Mortgage Loans by the Company to the Initial Owner and the transfer of the purchase price therefor by the Initial Owner to the Company;

(iv) The Initial Owner shall maintain this Agreement continuously, from the time of its execution, as an official record of the Initial Owner; and

(v) The Initial Owner has the full corporate power and authority to purchase the Mortgage Loans and to execute, deliver and perform and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution and delivery of this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Initial Owner, enforceable against it in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

The Initial Owner shall indemnify the Company and hold it harmless against any loss, liability or expense incurred in connection with any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Initial Owner’s representations, warranties and covenants contained in this Section 2.05.

Section 2.06. Protection of Consumer Information.

The Initial Owner agrees that the Initial Owner (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, (iii) shall not disclose Consumer Information to third parties except in accordance with all applicable laws and regulations regarding privacy and security of Consumer Information, (iv) shall maintain such physical, technical and administrative safeguards to protect Consumer Information from unauthorized access as are required by applicable laws and regulations regarding privacy and security of Consumer Information, and (v) shall promptly notify the Company of any actual or suspected breach of the confidentiality of Consumer Information.

The Initial Owner agrees that the Initial Owner shall indemnify, defend and hold the Company harmless from and against any loss, claim or liability the Company may suffer by reason of the Initial Owner’s failure to perform the obligations set forth in this Section 2.06.

The Company agrees that the Company (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, (ii) shall only use Consumer Information to the extent necessary to carry out its obligations under this Agreement, (iii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information and, (iv) shall not disclose Consumer Information to third parties except at the specific written direction of the Initial Owner unless otherwise required by applicable law or court order, (v) shall maintain such physical, technical and administrative safeguards to protect Consumer Information from unauthorized access as are required by applicable laws and regulations regarding privacy and security of Consumer Information, and (vi) shall promptly notify the Initial Owner of any actual or suspected breach of the confidentiality of Consumer Information.

The Company agrees that the Company shall indemnify, defend and hold the Initial Owner harmless from and against any loss, claim or liability the Initial Owner may suffer by reason of the Company’s failure to perform the obligations set forth in this Section 2.06.

In connection with the servicing of the Mortgage Loans hereunder, the Company shall implement and maintain security measures designed to meet the objectives of the Interagency Guidelines Establishing Information Security Standards (the “Guidelines”), Section 216 of the Fair and Accurate Transactions Act (including its implementing regulations, “FACTA”), as well as any amendments thereto or other applicable regulations regarding safeguarding information enacted or released by a regulatory agency having jurisdiction over the Initial Owner or the Company. In addition, the Company represents to the Initial Owner that it has in place a response program to respond to any incident of unauthorized access to Customer Information (as defined in the Guidelines). At all times during the term of this Agreement, the Company shall maintain administrative, technical and physical safeguards, including proper information disposal procedures, to ensure the security, confidentiality and integrity of Customer Information, and to protect such information against any threats or hazards, including, without limitation, unauthorized access or use. The Company will periodically (but not less than annually) review and update its information security procedures.

Section 2.07. Premium Recapture. With respect to any Mortgage Loan that prepays in full at any time between the related Cut-off Date and the related Closing Date, the Company shall reimburse the Initial Owner, on the first Remittance Date, the amount (if any) by which the portion of the purchase price paid by the Initial Owner to the Company for such Mortgage Loan exceeded 100% of the outstanding Scheduled Principal Balance of the Mortgage Loan as of the related Cut-off Date.

Section 2.08. Early Payment Default. If a Mortgagor is thirty (30) days or more delinquent with respect to the first Monthly Payment due to the Owner on the related Mortgage Loan immediately following the applicable Closing Date, then on the next Remittance Date, the Company, at the Initial Owner’s option, shall repurchase such Mortgage Loan from the Initial Owner at the Repurchase Price in accordance with the procedures set forth in Section 2.04 hereof; provided, however, that no right to cure set forth therein shall apply; provided, further, however, that this Section 2.08 shall not apply to any delinquency solely a result of a servicing transfer in respect of such Mortgage Loan if the Company provides the Initial Owner with supporting proof reasonably acceptable to the Initial Owner of the servicing transfer being the sole cause of such delinquency.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 3.01. Company to Act as Servicer. The Company shall act as servicer, and in such capacity shall service and administer the Mortgage Loans in accordance with this Agreement, and in connection therewith shall follow Accepted Servicing Practices. The Company shall have full power and authority to the extent provided herein, acting alone and/or through one or more subservicers as provided in Section 3.03, to do or cause to be done any and all things which it may deem necessary or desirable in connection with such servicing and administration. In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Owner’s reliance on the Company. The Initial Owner shall furnish the Company and any subservicer with any powers of attorney and other documents necessary or appropriate to enable the Company to service and administer the Mortgage Loans.

Section 3.02. Reserved.

Section 3.03. Agreements Between Company and Subservicer. The Initial Owner acknowledges that the Mortgage Loans may be serviced by one or more subservicers on behalf of and at the direction of the Company; however, it being understood that the Company shall remain obligated and primarily liable for each covenant and representation of the Company contained within this Agreement without any diminution of such obligations or liabilities by virtue of any subservicing arrangements or by virtue of indemnification from a subservicer and to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans. Furthermore, the Company shall defend and indemnify the Initial Owner and hold it harmless against any losses, damages, penalties, fines, forfeitures, judgments and any related costs including, without limitation, reasonable and necessary legal fees, resulting from any claim, demand, defense or liability based upon or arising out of any act or omission on the part of any subservicer in receiving, processing, funding or servicing any Mortgage Loan. The Company hereby agrees that it shall be responsible for any fees or expenses incurred or due to the subservicer including, without limitation, fees incurred in connection with (i) any subservicing fee and (ii) the termination of any subservicer and the termination of any subservicing agreement entered into by the Company. All actions of each subservicer performed pursuant to the related subservicing agreement shall be performed on behalf of the Company with the same force and effect as if performed directly by the Company and the Initial Owner shall have no obligations, duties or liabilities with respect to any subservicer including no obligation, duty or liability of the Initial Owner to pay any subservicer’s fees and expenses. The Company shall be deemed to have received payments on Mortgage Loans immediately upon receipt by a subservicer of such payments.

Each subservicer shall be an approved seller/servicer for Freddie Mac and an approved seller/servicer for Fannie Mae, in good standing with Fannie Mae and Freddie Mac, and is a mortgagee approved by the Secretary of HUD pursuant to sections 203 and 211 of the National Housing Act. In addition, no event shall have occurred, including but not limited to, a change in insurance coverage, which would make any subservicer unable to comply with Fannie Mae, Freddie Mac or HUD eligibility requirements or which would require notification to Fannie Mae, Freddie Mac or HUD.

Section 3.04. Collection of Certain Mortgage Loan Payments and Liquidation of Mortgage Loans. The Company shall proceed diligently to collect all payments called for under the terms and provisions of each of the Mortgage Loans.

Consistent with the terms of the Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Owner; provided, however, that the Company shall not make any modification that has the effect of changing or deferring any Monthly Payment. The general terms of any waiver, modification, postponement or indulgence with respect to any of the Mortgage Loans will be included in the statements to the Initial Owner, and such Mortgage Loans will not be considered delinquent for the purposes of the Agreement so long as the Mortgagor complies with the terms of such waiver, modification, postponement or indulgence.

The Company shall be entitled, on behalf of the Owner, to (A) execute instruments of satisfaction or cancellation or of partial or full release or discharge, or any other comparable instruments with respect to the Mortgage Loans and the Mortgaged Properties and (B) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters, if it has determined, exercising its prudent judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby. If reasonably required by the Company, the Owner shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement; provided, however, that the Owner shall have no liability for the Company’s misuse of any such powers of attorney and other documents. A partial release pursuant to this Section 3.04 shall be permitted only if the Loan-to-Value Ratio for such Mortgage Loan after such partial release does not exceed the Loan-to-Value Ratio for such Mortgage Loan as of the Cut-off Date. Any fee collected by the Company or the subservicer for processing such request will be retained by the Company or the subservicer as additional servicing compensation.

Section 3.05. Principal and Interest Accounts. In those cases where a subservicer is servicing a Mortgage Loan pursuant to a subservicing agreement, the subservicer will be required to establish and maintain one or more principal and interest accounts in accordance with Accepted Servicing Practices.

Section 3.06. Establishment of and Deposits to Custodial Account. The Company shall establish and maintain the Custodial Account to hold all funds collected and received pursuant to the Mortgage Loans. Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 3.07. The Company shall deposit in the Custodial Account on a daily basis, within one (1) Business Day of receipt, and retain therein, the following collections received by the Company after the related Cut-off Date:

(i) all payments on account of principal on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Interest Rate;

(iii) all Liquidation Proceeds;

(iv) all Insurance Proceeds other than proceeds to be held in the applicable Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.26;

(v) all Condemnation Proceeds other than proceeds to be held in the applicable Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.26;

(vi) any amount required to be deposited in the Custodial Account pursuant to Section 3.10;

(vii) any amount required to be deposited in the Custodial Account pursuant to Section 3.12;

(viii) any amount required to be deposited in the Custodial Account pursuant to the second paragraph of Section 3.16;

(ix) any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 2.02 or 2.04; and

(x) any amounts required to be deposited by the Company pursuant to Section 3.11 in connection with the deductible clause in any blanket hazard insurance policy;

(xi) any prepayment charge received in connection with the Mortgage Loans, except to the extent that the related Purchase Confirmation provides that related prepayment premiums are to be retained by the Company;

(xii) with respect to Full and Partial Prepayments, the Compensating Interest, if any, for the month of distribution;

(xiii) any amounts received by the Company under a Primary Mortgage Insurance Policy;

(xiv) any amounts received with respect to or related to any REO Property and all REO proceeds pursuant to Section 3.17;

(xv) any amounts required to be deposited by the Company pursuant to Section 3.23 in connection with any unpaid claims that are a result of a breach by the Company or any subservicer of the obligations hereunder or under the terms of a Primary Mortgage Insurance Policy; and

(xvi) any other amount required to be deposited into the Custodial Account pursuant to the terms of this Agreement.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges and assumption fees permitted to be retained by the Company need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 3.07.

Section 3.07. Permitted Withdrawals From Custodial Account. The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Initial Owner in the amounts and in the manner provided for in Section 4.01;

(ii) to reimburse itself for any unreimbursed Advances, and any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of the Owner, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 2.04, the Company’s right to such reimbursement shall be subsequent to the payment to the Owner of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Owner with respect to such Mortgage Loan;

(iii) to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 3.13, the Company’s right to reimburse itself pursuant to this subclause (iii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such Monthly Advance was made, it being understood that in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of the Owner, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 2.04, the Company’s right to such reimbursement shall be subsequent to the payment to the Owner of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Owner with respect to such Mortgage Loan;

(iv) to reimburse itself for any Advance or Monthly Advance that the Company has determined is a Nonrecoverable Advance;

(v) to reimburse itself for any Security Protection Expenses pursuant to Section 3.17, the Company’s right to reimburse itself pursuant to this subclause (v) being limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vi) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Sections 2.02 and 2.04 all amounts received thereon and not required to be distributed to the Initial Owner;

(vii) to pay itself interest on funds deposited in the Custodial Account;

(viii) to clear the Custodial Account of all amounts on deposit therein attributable to the Mortgage Loans upon the termination of this Agreement; and

(ix) to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 4.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 3.07.

Section 3.08. Establishment of and Deposits to Escrow Account. The Company shall maintain the Escrow Account to hold all Escrow Payments. The Escrow Account shall be insured by the FDIC in a manner which shall provide the maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 3.09.

The Company shall deposit in the Escrow Account on a daily basis, within one (1) Business Day of receipt, and retain therein:

(i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii) all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property pursuant to Section 3.26.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.09. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 3.09. Permitted Withdrawals From Escrow Account. Withdrawals from the Escrow Account may be made by the Company only:

(i) to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse the Company for any servicing advance made by the Company pursuant to Section 3.11(a) with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vi) to clear and terminate the Escrow Account on the termination of this Agreement; and

(vii) to withdraw funds deposited in error.

Section 3.10. Permitted Investments. The depository institution at which the Custodial Account has been established may at the direction of the Company, invest the funds in the Custodial Account in Permitted Investments, which shall mature not later than the Remittance Date next following the date of such investment. All income and gain realized from any such investment shall be for the benefit of the Company and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Company out of its own funds immediately as such losses are realized. As used herein, “Permitted Investments” shall include the following:

(i) obligations of or guaranteed as to timely payment of principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured short-term debt obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

(iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers’ acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers’ acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor’s if Standard & Poor’s is a Rating Agency;

(iv) commercial paper and demand notes (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

(v) any mutual fund, money market fund, common trust fund or other pooled investment vehicle, the assets of which are limited to instruments that otherwise would constitute Permitted Investments hereunder and have been rated by each Rating Agency in its highest short-term rating available (in the case of Standard & Poor’s such rating shall be either AAAm or AAAm-G), including any such fund that is managed by the Trustee or any affiliate of the Trustee or for which the Trustee or any of its affiliates acts as an adviser; and

(vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency (without giving effect to any Certificate Policy (as defined in the Series Supplement) in the case of Insured Certificates (as defined in the Series Supplement) below the lower of the then-current rating assigned to such Certificates by such Rating Agency, as evidenced in writing; provided, however, no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

provided, however, that no such instrument shall be a Permitted Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations. References herein to the highest rating available on unsecured long-term debt shall mean AAA in the case of Standard & Poor’s and Fitch and Aaa in the case of Moody’s, and for purposes of this Agreement, any references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean the following: A-1 in the case of Standard & Poor’s, P-1 in the case of Moody’s and F-1 in the case of Fitch; provided, that in the event that any Rating Agency changes any of the highest ratings available as provided in this sentence, such adjusted highest rating available shall be applicable.

Notwithstanding anything to the contrary contained herein, with respect to Mortgage Loans subject to an Agency Transfer or a Securitization Transaction, in the event that the applicable Reconstitution Agreement has a more limiting definition of “Permitted Investments” (or such similar concept), then such definition contained in such Reconstitution Agreement shall apply to such Mortgage Loans.

The Company shall bear any expenses, losses or damages sustained by the Owner because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Section 3.11. Maintenance of Hazard Insurance and Errors and Omissions and Fidelity Coverage.

(a) The Company shall cause to be maintained for each Mortgage Loan and on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire and hazard insurance with extended coverage customary in the area where the Mortgaged Property is located and flood insurance by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) and in accordance with Accepted Servicing Practices at least equal to the lesser of (i) the maximum insurable value of the improvements securing the related Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) the minimum amount necessary to prevent the Mortgagor and/or Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier rated A:VI or better in Best’s, in an amount representing coverage not less than the least of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the outstanding principal balance of the mortgage if replacement cost coverage is not available for the type of building insured), (ii) the full insurable value of the Mortgaged Property or (iii) the maximum amount of insurance available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, each as amended. Any amounts collected by the Company under any such policies (other than amounts applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with Acceptable Servicing Practices) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.07. All policies required hereunder shall be endorsed with standard mortgagee clauses with loss payable to the Company, its successors and its assigns, without contribution, or, upon request of the Initial Owner, to the Initial Owner, and shall provide for at least 30 days prior written notice to the Company of any cancellation, reduction in amount or material change in coverage thereof. The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. In the event that the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to this Section 3.11(a) and otherwise complies with all of the requirements of this Section 3.11(a), it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.11(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account from the Company’s own funds at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause without any right of reimbursement. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to present, on behalf of itself and the Owner, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Owner, the Company shall cause to be delivered to the Owner a certified true copy of such policy and shall use reasonable efforts to obtain a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days prior written notice to the Owner.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that the Owner or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

(b) The Company shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Company’s officers and employees and other persons acting on behalf of the Company in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (collectively, the “Company Employees”). The amount of coverage shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac with respect to the Company if the Company were servicing and administrating the Mortgage Loans for Fannie Mae or Freddie Mac in addition to other mortgage loans being serviced and administered by the Company. Any such fidelity bond and errors and omissions insurance policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such fidelity bond and errors and omissions insurance policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.11(b) requiring such fidelity bond and errors and omissions insurance policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. Upon the request of the Owner, the Company shall cause to be delivered to such Owner a copy of such fidelity bond and insurance policy

Section 3.12. Waiver of Prepayment Charges. Except as set forth below, the Company or any designee of the Company shall not waive any prepayment charge with respect to any Mortgage Loan. If the Company or its designee fails to collect a prepayment charge at the time of the related prepayment of any Mortgage Loan subject to such prepayment charge, the Company shall pay to the Custodial Account an amount equal to the amount of the prepayment charge not collected. Notwithstanding the above, the Company or its designee may waive a prepayment charge without paying to the Custodial Account the amount of the prepayment charge only if the related prepayment is not the result of a refinancing by the Company or its designee and such waiver (a) relates to a defaulted Mortgage Loan or a reasonably foreseeable default, such waiver is standard and customary in servicing similar mortgage loans to the Mortgage Loans, and such waiver, in the reasonable judgment of the Company, would maximize recovery of total proceeds from the Mortgage Loan, taking into account the amount of such prepayment charge and the related Mortgage Loan, or (b) relates to a prepayment charge the collection of which, in the reasonable judgment of the Company, would be a violation of applicable laws.

Section 3.13. Monthly Advances by the Company. On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments (with interest adjusted with respect to the related Servicing Fee) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 3.01; provided, however, that in accordance with the definition thereof, the Company shall have no obligation to make any such Monthly Advance that the Company determines would be a Nonrecoverable Advance. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue, subject to a nonrecoverability determination, through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

Section 3.14. Enforcement of Due-On-Sale Clauses.

(a) When any Mortgaged Property is conveyed or is about to be conveyed, the Company shall declare such Mortgage Loan due and payable, shall take reasonable efforts to deny assumption by the Person to whom the Mortgaged Property is about to be sold and shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage in accordance with Accepted Servicing Practices, in all cases whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any insurance policy. Notwithstanding the foregoing, the Company shall not be deemed to be in default under this Section 3.14(a) by reason of any transfer or assumption which the Company is restricted by law from preventing.

(b) If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. In connection with any assumption entered into by the Company, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

(c) To the extent that any Mortgage Loan is assumable, the Company shall inquire into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 3.15. Realization Upon Defaulted Mortgage Loans. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (a) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (b) shall be consistent with Accepted Servicing Practices, (c) the Company shall determine prudently to be in the best interest of Owner and (d) is consistent with any related Primary Mortgage Insurance Policy. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Owner in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Owner objects to such action within five (5) Business Days of receiving such notice. In such connection, the Company shall from its own funds make all necessary and proper Advances; provided, however, that the Company shall not be required to make any such Advance, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Owner after reimbursement to itself for such expenses and (b) that such Advance will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 3.07) or through Insurance Proceeds (respecting which it shall have similar priority). In the event of a determination by the Company that any such Advance previously made pursuant to this Section 3.15 shall not be recoverable from the proceeds of the related Mortgage Loan, the Company shall be entitled to reimbursement of its funds so expended pursuant to Section 3.07.

Notwithstanding any provision of the Agreement, a Mortgage Loan may be deemed to be finally liquidated if substantially all amounts expected by the Company to be received in connection with the related defaulted Mortgage Loan have been received; provided, however, that any subsequent collections with respect to any such Mortgage Loan shall be deposited to the Custodial Account. For purposes of determining the amount of any Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, or other unscheduled collections, the Company may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Mortgage Loan.

Section 3.16. Satisfaction of Mortgages and Release of Mortgage Files.

(a) Upon the payment in full of any Mortgage Loan or upon the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Initial Owner in the monthly remittance advice as provided in Section 4.02, and may request the release of any Mortgage Files from the Initial Owner in accordance with this Section 3.16, in connection with which the Company shall deliver a Notice of Release to the Custodian. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to funds attributable to the Mortgage Loans on deposit in the Custodial Account.

(b) If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage (or without payment in full being escrowed in a manner customary for such purposes) the Company shall deposit into the Custodial Account the outstanding principal balance, plus all accrued interest on such Mortgage Loan at the Mortgage Interest Rate, on the day preceding the Remittance Date in the month following the date of such release.

Section 3.17. REO Property. In the event that title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale to the REO Property shall be taken in the name of the Company or, in the event that the Company is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, in the name of the Initial Owner’s designee. The Company shall acknowledge in writing that such title is being held as nominee for the Initial Owner.

The Company shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale. The Company by itself or through an agent shall manage or cause the subservicer to manage the REO Property in accordance with Accepted Servicing Practices and in a manner that is consistent with the manner in which it would manage, protect and operate or liquidate its own similar property in the same locality, and in a manner that is in the best interests of the Initial Owner. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Owner.

The Company shall use reasonable efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event not later than the end of the third taxable year after the year of its acquisition unless (i) (A) a REMIC election has not been made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, and (ii) the Company determines, and gives an appropriate notice to the Owner to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, the Company shall report monthly to the Owner as to the progress being made in selling such REO Property.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

Notwithstanding anything to the contrary contained in this Section 3.17, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests, an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector shall be arranged by the Company. Upon completion of the inspection, the Company shall provide the Owner with a written report of such environmental inspection. In the event that the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Company shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event that the environmental inspection report is inconclusive as to the whether or not the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Company shall not, without the prior approval of the Owner, proceed with foreclosure or acceptance of a deed in lieu of foreclosure. In the event the Owner or its designee directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 3.07 hereof.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Owner. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter, the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Advances, unpaid Servicing Fees and unreimbursed Monthly Advances made pursuant to Section 3.13, and on the Remittance Date immediately following the Due Period in which such sale proceeds are received, the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Owner.

The Company shall make advances of all funds necessary for the proper operation, management and maintenance of the REO Property (such funds, “Security Protection Expenses”), including the cost of maintaining any hazard insurance pursuant to Section 3.11, such advances to be reimbursed from the disposition or liquidation proceeds of the REO Property. The Company shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in this Section 3.17 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 3.18. Servicing Compensation. As consideration for servicing the Mortgage Loans, the Company shall retain a Servicing Fee with respect to each Mortgage Loan, which amount shall be prorated for any portion of a month during which the Mortgage Loan is serviced by the Company pursuant to this Agreement. The obligation of the Initial Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from the interest portion of each Monthly Payment collected by the Company, or as otherwise provided under Section 3.07.

The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 3.19. Right to Examine Company Records.

(a) The Owner upon reasonable request and at its own expense, shall have the right, upon five (5) Business Days prior written notice, at all reasonable times and as often as reasonably required, to examine and audit during normal business hours at the office of the Company any and all of the books, records or other information of the Company whether held by the Company or by another on behalf of the Company, which may be relevant to the Mortgage Loans owned by the Owner.

(b) The Company shall provide to the Initial Owner and any supervisory agents or examiners representing a state or federal governmental agency having jurisdiction over the Initial Owner, including without limitation the Office of Thrift Supervision (or any successor thereto), the FDIC and other similar entities, access to any documentation regarding the Mortgage Loans in the possession of the Company that is required by any applicable regulations. Such access shall be afforded without charge, upon reasonable request, during normal business hours, at the offices of the Company and in accordance with any applicable regulations.

(c) All records, servicing files, loan documents and accounts required by this Agreement are maintained in accordance with the requirements of this Agreement, Accepted Servicing Practices and applicable law.

Section 3.20. Compensating Interest. Notwithstanding any other provisions contained herein, the amount of the Servicing Fee that the Company shall be entitled to receive for its activities hereunder for the period ending on each Remittance Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Remittance Date.

Section 3.21. Credit Reporting. For each Mortgage Loan, the Company shall accurately and fully furnish, or cause to be furnished, on a monthly basis and in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g. favorable and unfavorable) on its borrower credit files to each of the following credit repositories: Equifax, Credit Information Services, Inc., Experian Information Solutions, Inc. and Trans Union, LLC.

Section 3.22. Inspections. The Company shall inspect, or cause to be inspected, the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company shall promptly inspect, or cause to be inspected, the Mortgaged Property and shall conduct, or cause to be conducted, subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 3.23. Maintenance of Primary Mortgage Insurance Policy; Claims. The Company shall comply with all provisions of applicable state and federal law relating to the cancellation of, or collection of premiums with respect to, Primary Mortgage Insurance Policies, including, but not limited to, the provisions of the Homeowners Protection Act of 1998, and all regulations promulgated thereunder, as amended from time to time.

The Company shall be obligated to make premium payments with respect to Primary Mortgage Insurance Policies, (i) to the extent of the Primary Mortgage Insurance Policy fee set forth on the Mortgage Loan Schedule with respect to any LPMI Loans, which shall be paid out of the interest portion of the related Monthly Payment or, if a Monthly Payment is not made, from the Company’s own funds and (ii) if the Mortgagor is required but fails to pay any Primary Mortgage Insurance Policy premium, which shall be paid from the Company’s own funds. Any premium payments made by the Company from its own funds pursuant to this Section 3.23 shall be recoverable by the Company as a Servicing Advance, subject to the reimbursement provisions of Section 3.07.

With respect to each Mortgage Loan (other than LPMI Loans) with a loan-to-value ratio at origination in excess of 80%, the Company shall, without any cost to the Owner, maintain or cause the Mortgagor to maintain (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance) in full force and effect a Primary Mortgage Insurance Policy, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such Primary Mortgage Insurance Policy shall be terminated, the Company shall obtain from an insurer, duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac, a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Primary Mortgage Insurance Policy, at substantially the same fee level. The Company shall not take any action which would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreements entered into or to be entered into with respect to a Mortgage Loan, the Company shall promptly notify the insurer under the related Primary Mortgage Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Primary Mortgage Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Primary Mortgage Insurance Policy. If such Primary Mortgage Insurance Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement Primary Mortgage Insurance Policy as provided above.

With respect to each Mortgage Loan covered by a Primary Mortgage Insurance Policy, the Company shall take all such actions on behalf of the Owner as are necessary to service, maintain and administer the related Mortgage Loan in accordance with such policy and to enforce the rights under such policy. Except as expressly set forth herein, the Company shall have full authority on behalf of the Owner to do anything it deems appropriate or desirable in connection with the servicing, maintenance and administration of such policy; provided that the Company shall not take any action to permit any modification or assumption of a Mortgage Loan covered by a Primary Mortgage Insurance Policy, or take any other action with respect to such Mortgage Loan, which would result in non-coverage under such policy of any loss which, but for actions of the Company, would have been covered thereunder. If the related insurer fails to pay a claim under a LPMI or Primary Mortgage Insurance Policy solely as a result of a breach by the Company of its obligations hereunder or under such Policy, the Company shall be required to deposit in the Custodial Account on or prior to the next succeeding Remittance Date an amount equal to such unpaid claim from its own funds without any rights to reimbursement from the Owner; provided, that once the Company has paid the amount of such unpaid claim and the Owner has otherwise fully recovered all amounts due to the Owner with respect to the Mortgage Loan, the Owner shall (at the Company’s cost and expense) cooperate with the Company in permitting the Company to be subrogated to the rights of the Owner with respect to such Mortgage Loan to the same extent that the insurer would have been subrogated under the applicable Primary Mortgage Insurance Policy had such insurer not failed to pay such claim. The Company shall cooperate with the related insurer and shall furnish all reasonable evidence and information in the possession of the Company to which the Company has access with respect to the related Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in any Primary Mortgage Insurance Policy, the Company shall not be required to submit any reports to the related insurer until a reporting date that is at least 15 days after the Company has received sufficient loan level information from each Owner to appropriately code its servicing systems in accordance with the insurer’s requirements.

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any Primary Mortgage Insurance Policy in a timely fashion in accordance with the terms of such Primary Mortgage Insurance Policy and, in this regard, to take such action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policy respecting a defaulted Mortgage Loan. Any amounts collected by the Company under any Primary Mortgage Insurance Policy shall be deposited in the Custodial Account pursuant to Section 3.06, subject to withdrawal pursuant to Section 3.07.

Section 3.24. Compliance With REMIC Provisions. If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on “prohibited transactions” as defined Section 860F(a)(2) of the Code and the tax on “contributions” to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such an action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

Section 3.25. Notification of Adjustments. With respect to each Adjustable Rate Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Company shall promptly, upon written request therefor, deliver to the Owner such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company or the receipt of notice from the Owner that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Owner thereby.

Section 3.26. Restoration of Mortgaged Property. The Company need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(a) the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(b) the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(c) the Company shall verify that the Mortgage Loan is not in default; and

(d) pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Owner is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 3.27. Payment of Taxes, Insurance and Other Charges.

(a) With respect to each Mortgage Loan which provides for Escrow Payments, the Company shall maintain, or cause to be maintained, accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) (“Property Charges”) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Company shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make Advances from its own funds to effect such payments.

(b) To the extent that a Mortgage Loan does not provide for Escrow Payments, the Company shall make Advances from its own funds to effect payment of all Property Charges upon receipt of notice of any failure to pay on the part of the Mortgagor, or at such other time as the Company determines to be in the best interest of the Owner, provided, that in any event the Company shall pay such charges on or before the earlier of (a) any date by which payment is necessary to preserve the lien status of the Mortgage or (b) the date which is ninety days after the date on which such charges first became due. The Company shall pay any late fee or penalty which is payable due to any delay in payment of any Property Charge after the earlier to occur of (a) the date on which the Company receives notice of the failure of the Mortgagor to pay such Property Charge or (b) the date which is ninety days after the date on which such charges first became due.

ARTICLE IV

REPORTS AND PAYMENTS TO THE INITIAL OWNER

Section 4.01. Distributions. On each Remittance Date the Company shall distribute to the Initial Owner in immediately available funds by wire transfer, the Remittance Amount with respect to the Mortgage Loans.

With respect to any remittance required by the immediately preceding paragraph received by the Owner after the first Business Day following the Business Day on which such payment was due, the Company shall pay to the Owner interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made (and remitted to the Owner along with the payment when made) and shall cover the period commencing with the day following such first Business Day and ending with the Business Day on which such payment is made, both inclusive. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any default by the Company.

Section 4.02. Statements to the Owner. On each Report Date, the Company shall forward to the Owner a statement in electronic format setting forth certain information in respect of the Mortgage Loans as provided in Exhibit B.

Within a reasonable period of time after the end of each calendar year, the Company shall furnish to the Initial Owner a statement containing (i) the amount, if any, of the distribution expected on the related Remittance Date allocable to principal and/or interest and (ii) the number and aggregate Principal Balance of the Mortgage Loans at the close of business on such Remittance Date after giving effect to all distributions allocable to principal made on the related Determination Date, including, for this purpose, the Principal Balances of all Mortgage Loans repurchased pursuant to Section 2.02 or 2.04, the proceeds of which are being distributed on the related Remittance Date. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Code as from time to time in force.

In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was an Owner at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Internal Revenue Code as from time to time are in force. The Company shall also provide the Owner with such information concerning the Mortgage Loans necessary for the Owner to prepare its federal income tax return as the Initial Owner may reasonably request from time to time.

The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Owner pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.

Section 4.03. Distribution Reports. Prior to the close of business on the Business Day next succeeding each Determination Date, the Company shall furnish a statement to the Initial Owner setting forth the amount to be distributed on the next succeeding Remittance Date on account of principal of and interest on the Mortgage Loans.

Section 4.04. Flood Zone Reporting. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and Accepted Servicing Practices that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within thirty (30) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf.

Section 4.05. Reports to the Initial Owner.

(a) On or before March 15 of each calendar year, commencing in 2007, the Company shall:

(i) deliver to the Initial Owner a certificate of an officer of the Company stating, as to each signer thereof, that (i) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under this Agreement during such period has been made under such officer’s supervision, (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under this Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof and (iii) to the best of such officer’s knowledge, each subservicer has fulfilled its obligations under its subservicing agreement in all material respects, or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof;

(ii) deliver to the Initial Owner a report regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as addressed under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Initial Owner and signed by an authorized officer of the Company, and shall address each of the Servicing Criteria specified on Exhibit M hereto; and

(iii) deliver to the Initial Owner a report of a registered public accounting firm reasonably acceptable to the Initial Owner that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

Section 4.06. Additional Reports and Information.

(a) Reports of Foreclosures and Abandonments of Mortgaged Property. Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

(b) Company Shall Provide Information as Reasonably Required. The Company shall furnish to the Initial Owner, such periodic, special or other reports, information or documentation, whether or not provided for herein, as shall be necessary, reasonable or appropriate in respect to the Initial Owner, or otherwise in respect to the Mortgage Loans and the performance of the Company under this Agreement, including any reports, information or documentation reasonably required to comply with any regulations regarding any supervisory agents or examiners of the Initial Owner all such reports or information to be as provided by and in accordance with such applicable instructions and directions as the Initial Owner may reasonably request in relation to the performance of the Company under this Agreement.

Section 4.07. Financial Statements. The Company hereby authorizes the Initial Owner, in connection with a sale of the Mortgage Loans, to make available to prospective purchasers copies of any publicly available Consolidated Statement of Operations of the Company prepared by or at the request of the Company for the most recently completed three (3) fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two (2) fiscal years covered by such Consolidated Statement of Operations. Alternatively, if the Company does not itself have a Consolidated Statement of Operations or a Consolidated Statement of Condition, but is a subsidiary of a publicly held parent company which does have such statements, the Company will make available to the Initial Owner a copy of any publicly available Consolidated Statement of Operations and Consolidated Statement of Condition of the parent company, which set forth a consolidating statement of the financial condition of the Company. The Company will also make available to the Initial Owner any comparable interim statements to the extent any such statements have been prepared by the Company or its parent, as the case may be (and are available to its stockholders or the public at large). The Company, if it has not already done so, shall promptly furnish to the Initial Owner copies of the statements specified above.

After executing a confidentiality agreement and upon reasonable notice, a prospective purchaser shall have the right and the Company also agrees to make available during normal business hours a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting, directly or indirectly, the Company’s ability to perform under this Agreement, or the publicly available financial statements of the Company, and to permit such prospective purchaser upon reasonable notice and during normal business hours to inspect the Company’s servicing facilities for the purpose of satisfying such prospective purchaser that the Company has the ability to service the Mortgage Loans in accordance with the terms of this Agreement.

ARTICLE V

THE COMPANY

Section 5.01. Liability of the Company and Others. The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Company herein.

Neither the Company, nor any of the directors, officers, employees or agents of the Company shall be under any liability to any Initial Owner for any action taken or for refraining from the taking of any action in good faith in accordance with the servicing of the Mortgage Loans under this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, failure to perform obligations in compliance with the standards of care in this Agreement, or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

Notwithstanding the foregoing, the Company shall indemnify and hold harmless the Owner and any director, officer, employee or agent of the Owner for any loss, liability or expense incurred by such Owner arising (i) from any breach of warranty or representation or covenant of the Company made herein that materially and adversely affects the interests of the Owner or (ii) reasons of willful misfeasance, bad faith or negligence of the Company in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

The Company and any director, officer, employee or agent of the Company shall be indemnified by the Owner and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Company in the performance of its duties hereunder and any loss, liability or expense incurred by reason of a breach by the Company of any representation, warranty or covenant made by it herein.

In case any proceeding shall be instituted involving any indemnified party (each, an “Indemnified Party”) in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the indemnifying party (the “Indemnifying Party”) in writing and the Indemnifying Party, upon written request of the Indemnified Party, shall retain legal counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party. The Indemnifying Party shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, the Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Parties shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for the Indemnified Party. Any firm retained pursuant to clause (ii) of the second preceding sentence shall be designated in writing by the Indemnified Party. The Indemnifying Party may, at its option, at any time upon written notice to the Indemnified Party, assume the defense of any proceeding and may designate counsel satisfactory to the Indemnified Party in connection therewith, provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the Indemnifying Party shall not be liable for any settlement of any proceeding, effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. If Indemnifying Party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the Indemnified Party or, if such settlement provides for unconditional release of any Indemnified Party in connection with all matters and liability relating to the proceeding that have been asserted against the Indemnified Party in such proceeding by the other parties to such settlement, without the consent of the Indemnified Party. The provisions of this Section 5.01 shall survive termination of this Agreement.

The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its discretion undertake any such legal action which it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable or reimbursable by the Owner upon presentation of reasonable documentation with respect thereto.

Section 5.02. Merger or Consolidation of the Company. The Company will keep in full effect its existence, rights and franchises as a limited liability company under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign limited liability company in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided however, that the successor or surviving Person shall have a net worth of at least $25,000,000 and shall be a Fannie Mae- or Freddie Mac-approved servicer in good standing.

Section 5.03. Limitation on Assignment, Pledge, Hypothecation and Resignation by Company. The Initial Owner has entered into this Agreement with the Company and subsequent purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the adequacy of its servicing facilities, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. The Company may assign, pledge or hypothecate this Agreement only upon express written consent of the Owner. The Company shall request such consent sixty (60) Business Days prior to the proposed assignment and the Owner shall give written notice of such consent (or denied consent) thirty (30) Business Days prior to the date the assignment shall become effective. The Company, as servicer, may assign this Agreement or resign from the obligations and duties hereby imposed on it (a) upon sixty (60) days prior written notice to the Owner and with the Owner’s prior written consent, or (b) upon a determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company as contemplated by clause (b) shall be evidenced by an Opinion of Counsel to such effect delivered to the Initial Owner. Upon the Company’s resignation, the Owner shall either assume the responsibilities, duties, rights and obligations of the Company or appoint a Successor Servicer in accordance with Section 10.01. No such resignation shall become effective until a successor which satisfies the requirements of Section 10.01 and is acceptable to the Owner has assumed the Company’s duties as servicer hereunder, unless a determination has been made that the Company’s duties as servicer hereunder are no longer permissible under applicable law. All costs with respect to such resignation shall be paid by the Company.

ARTICLE VI

DEFAULT

Section 6.01. Events of Default of the Company. “Event of Default”, wherever used herein, means any one of the following events:

(i) the Company shall fail to remit to the Initial Owner any payment required to be made under the terms of this Agreement and such failure shall continue unremedied for a period of one (1) Business Day after the date upon which written notice or oral notice (promptly confirmed in writing) of such failure, requiring such failure to be remedied, shall have been given to the Company by the Initial Owner; or

(ii) the Company shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Company contained in this Agreement as it relates to the Initial Owner and such failure shall continue unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Initial Owner; or

(iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Company or of, or relating to, all or substantially all of the property of the Company;

(v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for five (5) Business Days;

(vi) failure by the Company to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located but only to the extent such failure materially and adversely affects the enforceability of the Mortgage Loans or the Company’s ability to perform its obligations hereunder;

(vii) the Company ceases to meet the qualifications of a Fannie Mae or Freddie Mac servicer;

(viii) the Company fails to maintain a minimum net worth of $25,000,000;

(ix) the Company attempts, in violation of this Agreement, to assign its right to servicing compensation hereunder or the Company attempts, in violation of this Agreement, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder (in the event that such sale, disposition or assignment would have a negative impact on the ability of the Company to perform its obligations under this Agreement or service the Mortgage Loans in general) or to delegate its duties hereunder or any portion thereof; or

(x) if (a) after a Reconstitution in a Securitization Transaction, any of the Rating Agencies reduces or withdraws the rating of any of the certificates issued by a securitization trust that owns the Mortgage Loans citing the servicing by the Company as a sole or material factor, (b) Standard & Poor's lowers the Company’s servicing rating anytime after the date of this Agreement to below “average” or (c) Moody’s lowers the Company’s servicing rating anytime after the date of this Agreement to below “SQ3”.

If an Event of Default described in this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Initial Owner by notice in writing to the Company, may terminate all of the rights and obligations of the Company under this Agreement other than its right to receive servicing compensation for servicing the Mortgage Loans hereunder during any period prior to the date of such termination and may exercise any and all other remedies available at law or equity; provided, further, that the Owner may terminate any commitment the Owner has entered into to purchase additional Mortgage Loans from the Company hereunder; provided, however, that any liability of the Company under this Agreement arising prior to such termination shall survive. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement shall, in accordance with Section 10.01, pass to and be vested in the Initial Owner or the Successor Servicer appointed pursuant to Section 10.01.

Upon written request from any Owner, the Company shall prepare, execute and deliver to the successor entity designated by the Owner any and all documents and other instruments, place in such successor’s possession any Mortgage Files in the Company’s possession or control, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense. The Company shall cooperate with the Owner and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 6.02. Waiver of Defaults. By written notice, the Owner may waive such default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default, as defined in Section 6.01, arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE VII

TERMINATION

Section 7.01. Termination. This Agreement shall terminate upon the earlier of: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan subject to this Agreement or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder, (ii) the exercise of the Owner’s right pursuant to Section 6.01 to terminate this Agreement upon an Event of Default or (iii) (ii) by mutual consent of the Company and the Initial Owner in writing. All representations, warranties, rights to audits, indemnity obligations, and other remedies available to the Owner under this Agreement, at law or in equity, will survive the termination of this Agreement.

Section 7.02. Termination Without Cause. This Agreement and the Company’s rights hereunder with respect to some or all of the Mortgage Loans shall additionally terminate at the sole option of the Owner, without cause, upon 30 days written notice, subject to the limitations set forth below. Any such notice of termination shall be in writing and delivered to the Company by registered mail. The Owner and the Company shall comply with the termination procedures set forth in Sections 6.01 and 10.01 hereof.

In the event the Owner terminates the Company without cause with respect to some or all of the Mortgage Loans, the Owner shall be required to pay to the Company a termination fee equal to 1.50% of the aggregate unpaid principal balance of the Mortgage Loans as of such termination date; provided, that no termination fee shall be paid or payable with respect to the unpaid principal balance of any Distressed Mortgage Loan.

ARTICLE VIII

CLOSING

Section 8.01. General Provisions. Each closing for the purchase and sale of Mortgage Loans hereunder shall take place on the related Closing Date. At the Initial Owner’s option, the closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

Each closing for a Mortgage Pool shall be subject to each of the following conditions:

(a) No later than the date set forth in the related Trade Confirmation, the Company shall deliver to the Initial Owner a Mortgage Loan Schedule with respect to the Mortgage Loans to be purchased and sold on such date;

(b) All of the representations and warranties of the Company under Section 2.04(b) with respect to the related Mortgage Loans, and under Section 2.04(a), shall be true and correct as of the related Closing Date;

(c) The Initial Owner shall have received, or the Initial Owner’s attorneys shall have received in escrow, all closing documents as specified in Section 8.02 of this Agreement, in such forms as are agreed upon and acceptable to the Initial Owner, duly executed by all signatories other than the Initial Owner as required pursuant to the respective terms thereof; and

(d) The Company shall have delivered and released to the Custodian on or prior to the related Closing Date all documents required to be delivered on or prior to the Closing Date pursuant to Section 2.01.

Subject to the foregoing conditions, the Initial Owner shall pay to the Company on the related Closing Date the Purchase Price (including accrued interest), plus any additional costs specified in this Agreement by wire transfer of immediately available funds to the account designated by the Company.

Section 8.02. Closing Documents. The closing documents to be delivered on the initial Closing Date shall consist of the following documents, as well as the documents listed below in connection with a Closing on any date other than the initial Closing Date:

(i) this Agreement; and

(ii) an Officer’s Certificate, in the form of Exhibit H hereto, including all attachments thereto.

The closing documents for the Mortgage Loans to be purchased on each Closing Date under this Agreement (including the initial Closing Date) shall consist of the following documents:

(iii) the related Trade Confirmation;

(iv) the related Purchase Confirmation, including all annexes thereto;

(v) each of the documents required to be delivered by the Company pursuant to Article II hereof prior to such Closing Date; and

(vi) if requested by the Owner with respect to such Closing Date, an Officer’s Certificate, in the form of Exhibit H hereto, including all attachments thereto.

In addition, within thirty (30) days after the initial Closing Date, the Company shall deliver to the Initial Owner a Custodial Account certification in the form of Exhibit I hereto.

ARTICLE IX

SECURITIZATION TRANSACTIONS AND WHOLE-LOAN TRANSFERS;
APPOINTMENT OF MASTER SERVICER

Section 9.01. Securitization Transactions or Whole-Loan Transfers.

(a) Upon 10 days’ prior written notice of intent to the Company, the Owner and the Company agree that the Owner may consummate a Securitization Transaction or Whole-Loan Transfer and assign its rights under this Agreement with respect to the Mortgage Loans subject to such Securitization Transaction or Whole-Loan Transfer subject to the terms of this Agreement; provided, however, that the transferee will not be deemed to be the Owner hereunder unless such transferee shall agree in writing to be bound by the terms of this Agreement and a counterpart of the document evidencing such agreement shall have been executed by the Owner and the transferee and delivered to the Company.

(b) The Owner and the Company agree that in connection with the completion of a Securitization Transaction, the Company shall:

(i) provide the Owner with an Officer’s Certificate on behalf of the Company that restates as of the Reconstitution Date all representations and warranties made by the Company pursuant to Section 2.04(a) of this Agreement and to restate the representations and warranties made by the Company in Section 2.04(b) as of the Closing Date on which such Mortgage Loans were purchased by the Initial Owner pursuant. to this Agreement, together with any additional reasonable representations and warranties which may be required by the rating agencies in connection with the Securitization Transaction, which shall be mutually agreed upon by the Company and the Owner and shall be standard representations and warranties for Securitization Transactions involving mortgage loans similar to the Mortgage Loans and shall not impose any additional obligations or liabilities on the Company than are set forth in this Agreement;

(ii) cooperate with the Owner with respect to reasonable requests which have been made by the Owner by prior notice and if the Company is required to be a party to any of the Reconstitution Agreements, execute any Reconstitution Agreement, subject to the provisions of this Section 9.01(b), and subject to the mutual agreement between the Owner and the Company as to the terms thereof, within a reasonable period of time, but in no event shall any prior notice and request to execute a Reconstitution Agreement be made to the Company less than ten (10) days prior to the date such Reconstitution Agreement is to be executed;

(iii) provide to any master servicer or trustee, as applicable, and/or the Owner, as of a recent date prior to the Securitization Transaction, any and all publicly available information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Owner, trustee or a master servicer shall reasonably request as to the related Mortgage Loans and that is customary information for a Securitization Transaction;

(iv) [Reserved];

(v) deliver to the Owner an Opinion of Counsel with respect to the enforceability of the Reconstitution Agreement against the Company, it being understood that the cost of any Opinion of Counsel for outside counsel shall be the responsibility of the Owner, subject to Section 9.01(c), and

(vi) provide all other assistance reasonably requested by the Owner in connection with effectuation and completion of the Securitization Transaction.

With respect to any Securitization Transaction, the Owner shall be entitled to include in any disclosure document with respect to the related Securitization Transaction, information provided by the Company, as required by the rating agencies or applicable law, and the Company acknowledges and agrees that the related investors will be permitted to rely on such information. The Company shall indemnify the Owner for any untrue statement of any material fact contained in such information, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. In addition, the Owner shall indemnify the Company and its affiliates for any untrue statement of any material fact contained in other information contained in any disclosure document with respect to the related Securitization Transaction, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading. This paragraph shall only apply to a Securitization Transaction not governed by the Regulation AB Addendum.

(c) The Owner and the Company agree that in connection with the completion of a Whole-Loan Transfer, the Company shall cooperate with the Owner with respect to reasonable requests which have been made by the Owner by prior notice and shall provide all other assistance reasonably requested by the Owner in connection with effectuation and completion of the Whole-Loan Transfer.

(d) The Owner shall reimburse the Company for all reasonable out-of-pocket costs and expenses (including auditor and legal fees) incurred in connection with any Securitization Transaction; provided, however, that all amounts required to be paid by the Owner pursuant to this clause (b) shall be subject to the prior notice and approval of the Owner, such approval not to be unreasonably withheld; and provided farther, that such legal fees for the first such Securitization Transaction shall not exceed $5,000 and shall not exceed $3,000 for any additional Securitization Transaction.

(e) All Mortgage Loans not sold or transferred pursuant to Section 2.03, a Securitization Transaction or a Whole-Loan Transfer shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

(f) Upon receipt by the Company of notice from Fannie Mae, Freddie Mac or other such third party purchaser of a breach of any Owner representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae, Freddie Mac, the trustee or third party purchaser as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to a Securitization or a Whole Loan Transfer or to a trustee pursuant to a Securitization Transaction or to a third party purchaser pursuant to a Whole Loan Transfer, the Company shall promptly notify the Owner of same. In addition, the Company shall reasonably cooperate with the Owner in connection with the Owner’s cure of a breach of any Owner representation or warranty contained in any Reconstitution Agreement.

Section 9.02. Designation of a Master Servicer.

(a) Notwithstanding anything to the contrary contained in this Agreement, the Initial Owner shall have the right, in its sole discretion, upon reasonable prior written notice to the Company, to appoint and designate a Master Servicer as master servicer of Mortgage Loans subject to a permitted Whole Loan Transfer or Securitization Transaction. The Company shall service the Mortgage Loans, and remit and report to the Master Servicer, in accordance with the terms of this Agreement. As of the date of this Agreement, the Initial Owner designates Aurora Loan Services LLC as the Master Servicer and this shall constitute written notice of such appointment.

(b) Upon appointment of a Master Servicer in accordance with Section 9.02(a), the Company shall correspond and communicate solely with the Master Servicer, as if the Master Servicer were the “Initial Owner” hereunder. The Master Servicer shall have all rights as designee of the Initial Owner to enforce the covenants and conditions set forth in this Agreement, and the Company shall follow and shall be entitled to rely on the instructions of the Master Servicer under this Agreement as if such instructions were the instructions of the Initial Owner. The Master Servicer shall have the right to give any waivers or consents required or allowed under this Agreement on behalf of the Initial Owner, and the Company shall be entitled to rely on such waivers and consents as if such waivers or consents were the waivers or consents of the Initial Owner. The Master Servicer is empowered to enter into and execute and deliver any amendments or modifications to this Agreement as the Initial Owner’s designee hereunder, and such amendments or modifications shall be binding upon the Initial Owner as if the Initial Owner had executed and delivered the same. The Company shall treat the Master Servicer as “Initial Owner” hereunder until the Company receives written notice from the Initial Owner that the Initial Owner has terminated the Master Servicer. Notwithstanding the foregoing, it is understood that the appointment of a Master Servicer shall not change any indemnification obligation of the Company or the Initial Owner hereunder.

(c) Upon receipt of written notice of termination of the Master Servicer, the Company shall no longer deal with the Master Servicer and shall instead deal directly with the Initial Owner. From and after receipt of such notice of termination of the Master Servicer, the Company shall service the applicable Mortgage Loans in accordance with the provisions of this Agreement and shall give no effect to any Master Servicing Agreement entered into with the Master Servicer.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01. Successor to the Company. Any successor servicer appointed as provided herein (the “Successor Servicer”) shall meet the requirements of Section 5.02 and shall execute, acknowledge and deliver to the Company and the Owner an instrument accepting such appointment, wherein such Successor Servicer shall make the representations set forth in Section 2.04(a) and whereupon such Successor Servicer shall succeed to the rights and obligations of the Company under this Agreement and shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company with like effect as if originally named as a party to this Agreement; provided that, in connection with such appointment and assumption, the Owner may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such Successor Servicer shall agree. In connection with the termination or resignation of the Company as servicer hereunder, either (i) the Successor Servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the Company shall cooperate with the Successor Servicer in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Owner and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the Successor Servicer. The Company shall file or cause to be filed any such assignment in the appropriate recording office.

In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated under this Agreement, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 10.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 2.04(a) and (b) and the remedies available to the Owner under this Agreement, it being understood and agreed that the provisions of such sections shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Within thirty (30) days of the appointment of a Successor Servicer, the Company shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such Successor Servicer’s possession any Mortgage Files in the Company’s possession or control, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer of the Mortgage Notes and related documents. The Company shall cooperate with the Owner and such successor in effecting the termination of the Company’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02. Regulation AB. In order to facilitate compliance with Regulation AB, the Company and the Owner agree to comply with the provisions of the Regulation AB Compliance Addendum attached hereto as Exhibit D.

Section 10.03. Amendment; Entire Agreement. This Agreement may be amended from time to time by the Company and the Initial Owner by written agreement signed by the Company and the Initial Owner. This Agreement, as supplemented by the Trade Confirmations and Purchase Confirmations, shall constitute the entire agreement between the parties. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

Section 10.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 10.05. Notices. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered or certified mail, postage prepaid, or sent by overnight courier to (a) in the case of the Company, (i) Residential Funding Company, LLC, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, Attention: Office of the President, and (ii) Residential Funding Company, LLC, 2255 N. Ontario Street, Suite 400, Burbank, California 91504, Attention: Servicing Manager, and (iii) such other address as may hereafter be furnished to the Initial Owner in writing by the Company, (b) in the case of the Initial Owner, (i) Lehman Capital, A Division of Lehman Brothers Holdings, Inc., 745 Seventh Avenue, 6th Floor, New York, New York 10019, Attention: Contract Finance, (ii) Aurora Loan Services LLC, 10350 Park Meadows Drive, Littleton, CO 80124, Attn: E. Todd Whittemore and (iii) such other address or addresses as may hereafter be furnished to the Company in writing by the Initial Owner and (c) in the case of any Owner other than the Initial Owner, to such address as may be furnished to the Company in writing by such Initial Owner.

Section 10.06. Severability of Provisions. If any part, provision, representation or warranty of this Agreement shall be for any reason whatsoever held invalid, then such item shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

Section 10.07. No Partnership. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Initial Owner.

Section 10.08. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

Section 10.09. Counterparts; Successors and Assigns. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. This Agreement shall inure to the benefit of and be binding upon the Company and the Initial Owner and their respective permitted successors and assigns.

Section 10.10. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) the exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement;

(c) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(d) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(e) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(f) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(g) the term “include” or “including” shall mean without limitation by reason of enumeration.

Section 10.11. No Solicitation. From and after the related Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors on the Company’s behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan for any purpose including, without limitation, to refinance the Mortgage Loan, in whole or in part, without the prior written consent of the Initial Owner. It is understood and agreed by the Company and the Initial Owner that all rights and benefits relating to the solicitation of any Mortgagors shall be transferred to the Initial Owner pursuant hereto on the related Closing Date and the Company shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Company or any Affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 8.10. Notwithstanding anything to the contrary, this Section 8.10 shall not prohibit the Company or its agents or affiliates from serving the refinancing needs or other financial needs of a Mortgagor who, without solicitation, contacts the Company or its agents or affiliates directly. The provisions of this Section 8.10 shall survive termination of this Agreement.

Section 10.12. Reproduction. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 10.13. Confidentiality. The Company shall keep confidential and shall not divulge to any party, without the Initial Owner’s prior written consent, the Purchase Price paid by the Initial Owner for any Mortgage Loan or Mortgage Pool, except to the extent that it is appropriate for the Company to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

Section 10.14. Further Assurances. The Initial Owner and the Company each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

ARTICLE XI

COSTS

Section 11.01. General. The Initial Owner shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including fees for the preparation and tracking of Assignments of Mortgage, fees for title policy endorsements and continuations and the Company’s attorney’s fees, shall be paid by the Company. In addition, the Company shall pay any fees related to the set up of all tax contracts or flood insurance contracts for the Mortgage Loans. The Company shall indemnify the Initial Owner for any losses or liabilities incurred during the period from the Closing Date of the Mortgage Loans until the set up of the tax service contracts or flood insurance contracts resulting from nonexistence of the tax service contracts or flood insurance contracts during this interim period. On the related Closing Date, the Company shall pay to the Initial Owner a fee of $25.00 per Mortgage Loan with respect to Mortgage Loans which are not MERS Designated Mortgage Loans for the initial recordation of the Assignments of Mortgage (the “Assignment Fees”), which Assignment Fees shall be deducted from the actual Purchase Price proceeds paid to the Company on the such Closing Date. In addition, on the related Closing Date, the Initial Owner shall deduct from the Purchase Price $75.00 for each Mortgage Loan missing a tax service contract and $18.00 for each Mortgage Loan missing a flood certification.

IN WITNESS WHEREOF, the Company and the Initial Owner have caused their names to be signed hereto by their respective officers duly authorized as of the date first above written.

RESIDENTIAL FUNDING COMPANY, LLC

By:
Name:
Title:

LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.

By:
Name: Jack Desens
Title: Authorized Signatory

S-1

EXHIBIT A

FORM OF PURCHASE CONFIRMATION

[RFC LETTERHEAD]

[DATE]
[INITIAL OWNER]
[STREET ADDRESS]
[CITY, STATE AND ZIP]
Attn: [CONTACT, TITLE]

Re: Purchase Confirmation

Gentlemen and Ladies:

This purchase confirmation (the “Purchase Confirmation”) between Residential Funding Company, LLC (the “Company”) and Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the “Initial Owner”) sets forth our agreement pursuant to which the Initial Owner is purchasing, and the Company is selling, on a servicing-retained basis, those certain residential mortgage loans (Group 200_-_) identified in Exhibit A hereto and more particularly described herein (the “Mortgage Loans”) as well as all prepayment premiums related thereto.

The purchase, sale and servicing of the Mortgage Loans as contemplated herein shall be governed by that certain Sale and Servicing Agreement, dated as of October [__], 2006, between the Initial Owner and the Company (as amended herein and otherwise, the “Agreement”). By executing this Purchase Confirmation, each of the Initial Owner and the Company again makes, with respect to itself and, in the case of the Company, each Mortgage Loan as of the related Closing Date or such other date as indicated in the Agreement, all of the representations and warranties made by each such party in the Agreement (including, without limitation, those representations and warranties contained in Section 2.04 of the Agreement), except as the same may be amended by this Purchase Confirmation.

All exhibits hereto are incorporated herein in their entirety. In the event there exists any inconsistency between the Agreement and this Purchase Confirmation, the latter shall be controlling notwithstanding anything contained in the Agreement to the contrary. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1. Assignment and Conveyance of Mortgage Loans. Simultaneous with Initial Owner’s payment of the Purchase Price in accordance with Section 2.01 of the Agreement, the Company does hereby sell, transfer, assign and convey to the Initial Owner all of the right, title and interest of the Company in and to the Mortgage Loans listed on Exhibit A hereto.

2. Defined Terms. As used in the Agreement, the following defined terms shall have the meanings set forth below.

a. Closing Date: [DATE].

b. Compensating Interest: [DEFINITION].

c. Cut-off Date: [DATE].

d. Purchase Price: [DEFINITION].

e. Purchase Price Percentage: [%].

f. Servicing Fee Rate: [DEFINITION].
3. Description of Mortgage Loans: Each Mortgage Loan complies with the specifications set forth below in all material respects.

a. Loan Type: Each Mortgage Loan is [an adjustable rate] [a fixed rate] Mortgage Loan.

b. Lien Position: Each Mortgage Loan is secured by a perfected first lien Mortgage.

c. Underwriting Criteria: Each Mortgage Loan was underwritten generally in accordance with the underwriting guidelines attached hereto as Exhibit B.

4. Additional Stipulations Regarding Mortgage Loan Package.

[________________________________________]

5. Amendments to the Standard Terms. Solely for purposes of the Mortgage Loans listed on the attached Mortgage Loan Schedule, the Standard Terms shall be amended as follows:

Kindly acknowledge your agreement to the terms of this Purchase Confirmation by signing in the appropriate space below and returning this Purchase Confirmation to the undersigned. Telecopy signatures shall be deemed valid and binding to the same extent as the original.

RESIDENTIAL FUNDING COMPANY, LLC, as Company

By:
Name:
Title:

LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.,
as Initial Owner

By:
Name:
Title:

Exhibit A to Purchase Confirmation

MORTGAGE LOANS

Exhibit B to Purchase Confirmation

UNDERWRITING GUIDELINES

EXHIBIT B

FORM OF STATEMENT TO THE OWNER
(attached)

B-1

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

REGULATION AB COMPLIANCE ADDENDUM

Pursuant to that certain Sale and Interim Servicing Agreement, dated as of October 30, 2006 (as amended, modified or supplemented, the “Agreement”), by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the “Initial Owner”) and Residential Funding Company, LLC (the “Company”), the Company and the Initial Owner have agreed to be bound by the terms as set forth below in this Regulation AB Compliance Addendum (this “Reg AB Addendum”).

ARTICLE I
DEFINED TERMS

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

Commission: The United States Securities and Exchange Commission.

Company Information: As defined in Section 2.07(a).

Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Master Servicer: With respect to any Securitization Transaction, the “master servicer,” if any, identified in the related transaction documents.

Qualified Correspondent: Any Person from which the Company purchased Mortgage Loans, provided that the following conditions are satisfied: (i) such Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company (“Designated Guidelines”) or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the Mortgage Loans for the Company’s own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the Company.

Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

Reconstitution Agreement: An agreement entered into by the Company and the Initial Owner and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under this Agreement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Securities Act: The Securities Act of 1933, as amended.

Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

Servicer: As defined in Section 2.03(c).

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Static Pool Information: Static pool information as described in Item 1l05(a)(l)-(3) and 1105(c) of Regulation AB.

Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item l122( d) of Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

Subservicer: Any Person that services Mortgage Loans on behalf of the Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item 1122(d) of Regulation AB.

Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans, other than a Securitization Transaction.

ARTICLE II
COMPLIANCE WITH REGULATION AB

Section 2.01. Intent of the Parties; Reasonableness.

The Initial Owner and the Company acknowledge and agree that the purpose of Article II of this Reg AB Addendum is to facilitate compliance by the Initial Owner and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Company acknowledges that investors in privately offered securities may require that the Initial Owner or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB include provision of comparable disclosure in private offerings.

Neither the Initial Owner, any Master Servicer nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Initial Owner, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Initial Owner and any Master Servicer to deliver to the Initial Owner (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Initial Owner, the Master Servicer or any Depositor to permit the Initial Owner, such Master Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer and the Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Initial Owner or any Depositor to be necessary in order to effect such compliance.

The Initial Owner (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required to comply with Regulation AB.

Section 2.02. Additional Representations and Warranties of the Company.

(a) The Company hereby represents to the Initial Owner, to any Master Servicer and to any Depositor, as of the date on which information is first provided to the Initial Owner or any Depositor under Section 2.03 that, except as disclosed in writing to the Initial Owner or such Depositor prior to such date: (i) the Company is not aware and has not received notice that any default or early amortization event has occurred as to any other Securitization Transaction due to any act or failure to act by the Company as a Servicer; (ii) the Company has not been terminated as servicer in a residential mortgage loan securitization due to a servicing default or to application of a servicing performance test or trigger; (iii) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company’s policies or procedures with respect to the servicing function it will perform under this Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no aspects of the Company’s financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this Agreement or any related Reconstitution Agreement; (vi) there are no legal or governmental proceedings pending (or governmental proceedings known to be contemplated) against the Company or any Subservicer that are material to investors in the related Securitization Transaction; (vii) there are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to any Securitization Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB; and (viii) each Mortgage Loan was originated by a Qualified Correspondent.

(b) If so requested by the Initial Owner, any Master Servicer or any Depositor on any date following the date on which information is first provided to the Initial Owner, any Master Servicer or any Depositor under Section 2.03, the Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

Section 2.03. Information to Be Provided by the Company.

In connection with any Securitization Transaction, the Company shall (i) within five Business Days following a request by the Initial Owner or any Depositor, provide to the Initial Owner and such Depositor (or, as applicable, cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Initial Owner and such Depositor, the information and materials specified in paragraphs (a), (b), (c), (f) and (g) of this Section, and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Initial Owner and any Depositor (in writing and in form and substance reasonably satisfactory to the Initial Owner and such Depositor) the information specified in paragraph (d) of this Section provided, that the Company shall not be required to provide such information and materials with respect to a Subservicer if Regulation AB does not require disclosure of such information and materials.

(a) If so requested by the Initial Owner or any Depositor, the Company shall provide such information regarding (i) the Company, as originator of the Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent) and (ii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(l), 1105, 1110, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the originator’s form of organization;

(B) a description of the originator’s origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator’s experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator’s origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators’ credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Initial Owner or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

(C) a description of any legal or governmental proceedings pending (or governmental proceedings known to be contemplated) against the Company and each Subservicer that would be material to investors in the related Securitization Transaction; and

(D) a description of any affiliation or relationship, as described in Item 1119 of Regulation AB, between the Company, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Initial Owner or any Depositor in writing in advance of such Securitization Transaction:

(1)	the sponsor;
(2)	the depositor;
(3)	the issuing entity;
(4)	any servicer;
(5)	any trustee;
(6)	any originator;
(7)	any significant obligor;
(8)	any enhancement or support provider; and
(9)	any other material transaction party.

(b) If so requested by the Initial Owner or any Depositor, the Company shall provide Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans) originated by the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent). Such Static Pool Information shall be prepared by the Company on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. The content of such Static Pool Information may be in the form customarily provided by the Company, and need not be customized for the Initial Owner or any Depositor. Such Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Initial Owner or the Depositor, as applicable.

Promptly following notice or discovery of a material error in Static Pool Information provided pursuant to the immediately preceding paragraph (including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool Information to the Initial Owner or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the Company.

If so requested by the Initial Owner or any Depositor, the Company shall provide at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Initial Owner or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static Pool Information with respect to the Company’s originations or purchases, to calendar months commencing January 1, 2006, as the Initial Owner or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Initial Owner or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial Initial Owner with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the Initial Owner or such Depositor.

(c) If so requested by the Initial Owner or any Depositor, the Company shall provide such information regarding the Company, as servicer of the Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a “Servicer”), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

(A) the Servicer’s form of organization;

(B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer’s experience in servicing assets of any type as well as a more detailed discussion of the Servicer’s experience in, and procedures for, the servicing function it will perform under the Agreement and any Reconstitution Agreements; information regarding the size, composition and growth of the Servicer’s portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

(1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted or experienced an early amortization event because of servicing during the three-year period immediately preceding the related Securitization Transaction;

(2) the extent of outsourcing the Servicer utilizes;

(3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

(4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization due to a servicing default or to application of a servicing performance trigger; and

(5) such other information as the Initial Owner or any Depositor may reasonably request for the purpose of compliance with Item 1108(b)(2) of Regulation AB;

(C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer’s policies or procedures with respect to the servicing function it will perform under the Agreement and any Reconstitution Agreements for mortgage loans of a type similar to the Mortgage Loans;

(D) information regarding the Servicer’s financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under the Agreement or any Reconstitution Agreement;

(E) a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during the three-year period immediately preceding the related Securitization Transaction, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

(F) a description of the Servicer’s processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

(G) a description of the Servicer’s processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

(H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

(d) For the purpose of satisfying the reporting obligation under the Exchange Act with respect to any class of asset-backed securities, for so long as the Depositor is required to file reports under the Exchange Act with respect to a Securitization Transaction, the Company shall (or shall cause each Subservicer to) (i) provide prompt notice to the Initial Owner, any Master Servicer and any Depositor in writing of (A) any litigation or governmental proceedings involving the Company or any Subservicer that would be material to investors in the related Securitization Transaction, (B) any affiliations or relationships of the type described in Item 1119 of Regulation AB that develop following the closing date of a Securitization Transaction between the Company or any Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company’s entry into a material agreement after the applicable closing date with a Subservicer to perform or assist in the performance of any of the Company’s obligations under this Agreement or any Reconstitution Agreement and (ii) provide to the Initial Owner and any Depositor a description of such proceedings, affiliations or relationships.

(e) As a condition to the succession to the Company or any Subservicer as a servicer or subservicer (when such Company, Subservicer or successor services the threshold percentage of mortgage loans set forth in Item 1108(a)(2)(iii) of Regulation AB (or such other threshold as reasonably determined in good faith to be material by securitization counsel of the Initial Owner and agreed to by the Company) with respect to the pool assets in a Securitization Transaction or sub-pool thereof), under the Agreement or any Reconstitution Agreement by any Person (i) into which the Company or such Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the Initial Owner, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Initial Owner and any Depositor of such succession or appointment and (y) in writing and in form and substance reasonably satisfactory to the Initial Owner and such Depositor, all information reasonably requested by the Initial Owner or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

(f) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of the Agreement, concurrently with the monthly reports otherwise required to be delivered by the servicer under the Agreement, the Company or any applicable Subservicer, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing a distribution report on Form 10-D in respect of a Securitization that includes Mortgage Loans serviced by the Company or such Subservicer (including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on Form 10-D (as specified in the provisions of Regulation AB referenced below):

(i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB);

(ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

(iii) information regarding any material pool asset changes (such as additions, substitutions or repurchases) (Item 1121(a)(14) of Regulation AB).

(g) The Company shall provide to the Initial Owner, any Master Servicer and any Depositor, upon request evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond Insurance and Errors and Omissions Insurance policy, publicly available financial information and reports, and such other information reasonably related to the Company’s or such Subservicer’s performance hereunder.

(h) In the event that (i) the Company does not reasonably believe that certain information requested under Section 2.03 is required to be disclosed pursuant to Regulation AB and (ii) the Company has not provided such information for any of its own securitizations, the Initial Owner shall pay all reasonable documented costs incurred by the Company in connection with the preparation and delivery of such information, and the Company shall promptly deliver such information after expiration of a reasonable period of time for establishing the necessary systems and procedures to produce such information. Further, notwithstanding anything to the contrary herein, when determining if information is required under Regulation AB, all threshold and other requirements shall be determined solely by looking at the Company’s mortgage loans and those of its third-party originators. The Company shall have no obligation with respect to disclosure or reporting under Regulation AB in the event that the aggregation of its third-party originated Mortgage Loans with those of the Initial Owner’s other sellers require additional disclosure; provided, however, the Company shall otherwise cooperate with the Initial Owner to provide disclosure or reporting under Regulation AB in the event that such disclosure or reporting is required under Regulation AB and not otherwise available to the Initial Owner. For purposes of clarification with respect to the two immediately preceding sentences, all Mortgage Loans sold by the Company pursuant to the Agreement were originated by Qualified Correspondents. The Company acknowledges that a Subservicer or Subcontractor that performs services with respect to mortgage loans involved in a Securitization Transaction in addition to the Mortgage Loans may be determined by a Depositor or a Master Servicer to be an entity participating in the servicing function on the basis of the aggregate balance of such mortgage loans, without regard to whether such Subservicer or Subcontractor would be a participating entity with respect to the Mortgage Loans viewed in isolation. The Company shall (A) respond as promptly as practicable to any good faith request by the Initial Owner or any Depositor or Master Servicer for information regarding each Subservicer and each Subcontractor and (B) cause each Subservicer and each Subcontractor with respect to which the Initial Owner or any Depositor or Master Servicer requests delivery of an assessment of compliance and accountants’ attestation to deliver such within the time required under Section 2.05.

Section 2.04. Servicer Compliance Statement.

On or before March 15 of each calendar year, commencing in 2007, the Company shall deliver to the Initial Owner, any Master Servicer and any Depositor a statement of compliance addressed to the Initial Owner, such Master Servicer and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company’s activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the Agreement and any applicable Reconstitution Agreement during such period has been made under such officer’s supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

Section 2.05. Report on Assessment of Compliance and Attestation.

(a) On or before March 15 of each calendar year, commencing in 2007, the Company shall:

(i) deliver to the Initial Owner, any Master Servicer and any Depositor a report (in form and substance reasonably satisfactory to the Initial Owner, such Master Servicer and such Depositor and on which it is hereby agreed that the Initial Owner, any Master Servicer and any Depositor is entitled to rely) regarding the Company’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Company, and shall address each of the “Applicable Servicing Criteria” specified on Exhibit B hereto;

(ii) deliver to the Initial Owner, any Master Servicer and any Depositor a report of a registered public accounting firm reasonably acceptable to the Initial Owner, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii) cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2.06(b) to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB to deliver to the Initial Owner, any Master Servicer and any Depositor an assessment of compliance and accountants’ attestation as and when provided in paragraphs (a) and (b) of this Section; and

(iv) deliver, and cause each Subservicer and Subcontractor described in clause (iii) to provide, to the Initial Owner, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit A.

The Company acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Initial Owner nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

(b) Each assessment of compliance provided by a Subservicer pursuant to Section 2.05(a)(iii) shall address those Servicing Criteria specified on Exhibit B hereto delegated to such Subservicer. An assessment of compliance provided by a Subcontractor pursuant to Section 2.05(a)(iii) need not address any elements of the Servicing Criteria other than those specified by the Company pursuant to Section 2.06.

Section 2.06. Use of Subservicers and Subcontractors.

The Company shall not hire or otherwise utilize the services of any Subservicer, to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor “participating in the Servicing function” within the meaning of Item 1122 of Regulation AB, and shall not permit any Subservicer to hire or otherwise utilize the services of any such Subcontractor to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

(a) It shall not be necessary for the Company to seek the consent of the Initial Owner, any Master Servicer or any Depositor to the utilization of any Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Initial Owner and any Depositor to comply with the provisions of this Section and with Sections 2.02, 2.03( c), (e), (f) and (g), 2.04, 2.05 and 2.07 of this Reg AB Addendum to the same extent as if such Subservicer were the Company, and to provide the information required with respect to such Subservicer under Section 2.03(d) of this Reg AB Addendum. The Company shall be responsible for obtaining from each Subservicer and delivering to the Initial Owner and any Depositor any servicer compliance statement required to be delivered by such Subservicer under Section 2.04, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2.05 and Regulation AB and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section 2.05 as and when required to be delivered under Regulation AB.

(b) It shall not be necessary for the Company to seek the consent of the Initial Owner, any Master Servicer or any Depositor to the utilization of any Subcontractor. The Company shall promptly upon request provide to the Initial Owner, any Master Servicer and any Depositor (or any designee of the Depositor, such as an administrator) a written description (in form and substance reasonably satisfactory to the Initial Owner, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such Subcontractor, (ii) which (if any) of such Subcontractors are “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, and (iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii) of this paragraph.

As a condition to the utilization of any Subcontractor determined to be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB, the Company shall cause any such Subcontractor used by the Company (or by any Subservicer) for the benefit of the Initial Owner and any Depositor to comply with the applicable provisions of Sections 2.05 and 2.07 of this Reg AB Addendum. The Company shall be responsible for obtaining from each Subcontractor and delivering to the Initial Owner and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 2.05, in each case as and when required to be delivered.

Section 2.07. Indemnification; Remedies.

(a) The Company shall indemnify the Initial Owner, each affiliate of the Initial Owner, and each of the following parties participating in a Securitization Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, a “Initial Owner Indemnified Party”), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

(i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data or other material provided under this Article II by or on behalf of the Company, or provided under this Article II by or on behalf of any Subservicer or Subcontractor (collectively, the “Company Information”), or (B) the omission or alleged omission to state in the Company Information a material fact required to be stated in the Company Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the Company Information or any portion thereof is presented together with or separately from such other information;

(ii) any breach by the Company of its obligations under this Article II, including particularly any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article II, including any failure by the Company to identify pursuant to Section 2.06(b) any Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB;

(iii) any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date; or

(iv) the gross negligence, bad faith or willful misfeasance in the performance of the Company’s duties, or by reason of reckless disregard of obligations and duties, under this Article II.

The Initial Owner shall indemnify the Company, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing (each, a “Company Indemnified Party;” together with the Initial Owner Indemnified Parties, the “Indemnified Parties”), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement contained or alleged to be contained in the publicly filed registration statement (including all documents incorporated therein by reference) with respect to the related Securitization Transaction (collectively, the “Filing”) with the Commission or the omission or alleged omission to state in the Filing with the Commission a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission arose out of or was based upon any information or statement, other than the Company Information, in the Filing with the Commission.

If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

In the case of any failure of performance described in clause (a)(ii) of this Section, the Company shall promptly reimburse the Initial Owner, any Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, or other material not delivered as required by the Company, any Subservicer or any Subcontractor.

This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

(b) (i) Any failure by the Company, any Subservicer or any Subcontractor to deliver any information, report, certification, accountants’ letter or other material when and as required under this Article II, or any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date, shall immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the Company under the Agreement and any applicable Reconstitution Agreement, and shall entitle the Initial Owner or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction, appoint a successor servicer reasonably acceptable to any Master Servicer for such Securitization Transaction); provided that to the extent that any provision of the Agreement and/or any applicable Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect. Neither the Initial Owner, any Master Servicer nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (b)(i) if a failure of the Company to identify a Subcontractor “participating in the servicing function” within the meaning of Item 1122 of Regulation AB was attributable solely to the role or functions of such Subcontractor with respect to mortgage loans other than the Mortgage Loans.

(ii) The Company shall promptly reimburse the Initial Owner (or any designee of the Initial Owner, such as a master servicer) and any Depositor, as applicable, for all reasonable expenses incurred by the Initial Owner (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer. The provisions of this paragraph shall not limit whatever rights the Initial Owner or any Depositor may have under other provisions of the Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

Section 2.08. Third-Party Beneficiary.

For purposes of this Article II and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of this Reg AB Addendum, entitled to all the rights and benefits hereof as if it were a direct party to Article II of this Agreement.

EXHIBIT A

FORM OF ANNUAL CERTIFICATION

Re: The [  ] agreement dated as of [  ], 200[ ] (the “Agreement”), among [IDENTIFY PARTIES]

I, ________________________________, the _____________________ of [NAME OF COMPANY] (the “Company”), certify to [the Initial Owner], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)  I have reviewed the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”), the report on assessment of the Company’s compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB and identified as the responsibility of the Company on Exhibit B to the Regulation AB Compliance Addendum to the Agreement (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee] pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)  Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)  Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities Administrator] [Trustee];

(4)  I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)  The Compliance Statement required to be delivered by the Company pursuant to this Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

Date:

By:
Name:
Title:

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by [Residential Funding Company, LLC] [Homecomings Financial Network, Inc.] [Name of other Subservicer] shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”;

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1 (b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X if obligated under transaction documents

EXHIBIT E

MORTGAGE LOAN SCHEDULE DATA FIELDS

(1)	the Seller’s Mortgage Loan identifying number;
(2)	the Mortgagor’s and Co-Mortgagor’s (if applicable) names;
(3)	the street address of the Mortgaged Property, including the city, state, zip code, county, lot number, block number and section number;
(4)
a code indicating whether the Mortgaged Property is a single family residence, a 2 family dwelling, a 3-4 family dwelling, a manufactured home, a PUD, a townhouse, a unit in a condominium project, a co-operative, a mixed-use property, land, or a non-residential property;

(5)	a code indicating the loan is a fixed rate or adjustable rate Mortgage Loan (to be provided in accordance with Standard and Poor’s loan type requirements-Field 14);
(6)	Product Description (to be provided in accordance with Standard and Poor’s description categories-Field 7);
(7)	a code indicating the lien status of the Mortgage Loan;
(8)
the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(9)	the Loan to Value Ratio at origination;
(10)	reserved;
(11)	the Mortgage Interest Rate as of the Cut-off Date;
(12)	the Payment and Rate Adjustment Frequencies (if applicable);
(13)	the Index (if applicable);
(14)	the initial Interest Rate Adjustment Date (if applicable);
(15)	the initial Payment Adjustment Date (if applicable);
(16)	the next Interest Rate Adjustment Date (if applicable);
(17)	the next Payment Adjustment Date (if applicable);
(18)	the Gross Margin (if applicable);
(19)	the minimum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);
(20)	Mortgage Interest Rate adjustment frequencies (if applicable);
(21)	the maximum Mortgage Interest Rate under the terms of the Mortgage Note (if applicable);
(22)	the Mortgage Interest Rate adjustment cap at the initial Interest Rate Adjustment Date (if applicable);
(23)	the Mortgage Interest Rate adjustment cap at all subsequent Interest Rate Adjustment Dates (if applicable);
(24)	the Lifetime Mortgage Interest Rate Cap (if applicable);
(25)	the rounding provisions under the terms of the Mortgage Note (if applicable);
(26)	the lookback provisions (#of days) under the terms of the Mortgage Note (if applicable);
(27)	negative amortization indicator and limit;
(28)	the date on which the first payment is due;
(29)	the original term of the Mortgage Loan;
(30)	the stated maturity date;

(31)	the amount of the Monthly Payment;
(32)	the Annual Payment Cap expressed as a percentage (for Arms only);
(33)	the next due date as of the Cut-off Date;
(34)	the original principal amount of the Mortgage Loan;
(35)	the Senior and Subordinate balances (if applicable);
(36)	the closing date of the Mortgage Loan;
(37)	the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal actually received on or before the Cut-off Date;
(38)	monthly payment histories on current mortgages (24 months if available);
(39)	prior foreclosure history (for the past 24 months);
(40)	prior bankruptcy history (for the past 24 months);
(41)	the loan purpose code;
(42)	the occupancy code;
(43)	the loan documentation type, (to be provided in conformance with Standard and Poor’s documentation categories- Field 5);
(44)	Asset Verification (Purchase Money loans only), (yes or no);
(45)	a code indicating the Credit Grade of the Mortgage Loan;
(46)	the debt to income ratio;
(47)	the Mortgagor’s and Co-Mortgagor’s (if applicable) social security numbers;
(48)	the Mortgagor’s and Co-Mortgagor’s (if applicable) original FICO score and the Next Generation FICO score for new credit scores;
(49)	the Mortgagor’s mailing address if different from Number (3) above;
(50)	the purchase price of the Mortgaged Property (if a purchase);
(51)	the Appraisal date and the Appraisal value of the Mortgaged Property;
(52)	the Mortgagor’s and Co-Mortgagor’s (if applicable) race;
(53)	the Mortgagor’s and Co-Mortgagor’s (if applicable) gender;
(54)	the Mortgagor’s and Co-Mortgagor’s (if applicable) date of birth;
(55)	the number of bedrooms;
(56)	rental income per unit;
(57)	the combined annual income;
(58)	the application date;
(59)	the appraiser’s name;
(60)	the appraiser’s firm name;
(61)	flood insurance contract provider;
(62)	tax service contract provider;
(63)	number of units;
(64)	as of date;
(65)	amortization term;
(66)	balloon flag;
(67)	prepayment penalty flag;
(68)	prepayment penalty term and prepayment penalty description (i.e.- 6 months interest, set percentage of UPB);
(69)	payment history current loan;
(70)	payment history previous loan and all refinanced loans;
(71)	mortgage insurance provider, or code for LPMI;

(72)	mortgage insurance coverage percentage;
(73)	mortgage insurance certificate number;
(74)	number of borrowers;
(75)	first time home buyer flag;
(76)	the year in which the Mortgaged Property was built;
(77)	the monthly tax and insurance payment;
(78)	the monthly servicing fee;
(79)	the escrow balance as of the Cut-off Date;
(80)	The MIN number assigned to each Mortgage Loan, if applicable;
(81)	a code indicating the Appraisal Type (Tax Assessment, BPO, Drive-By Form 704, URAR, Form 2065, Form 2055 (Exterior only), Form 2055 (Interior Inspection), or AVM;
(82)	a code indicating whether the Borrower(s) is self-employed (yes or no);
(83)	a code indicating whether the loan is High Cost or Covered (HC, CV, HL);
(84)	a section 32 flag and the origination points and or fees;
(85)	code indicating if a loan is assumable (yes or no); and
(86)	annual percentage rate (taken directly from the final TIL).

EXHIBIT F

[RESERVED]

F-1

EXHIBIT G

FORM OF NOTICE OF RELEASE

Date: [to be sent at least one day prior to sale]
To: WELLS FARGO BANK, N.A.
From:	RESIDENTIAL FUNDING COMPANY, LLC

Re:
Custody Agreement dated as of March 1, 1996 (the “Agreement”) among Wells Fargo Bank, N.A. (as successor in interest to Norwest Bank Minnesota, N.A.), as custodian (“Custodian”), and Lehman Capital, A Division of Lehman Brothers Holdings Inc., as owner and initial servicer

Ladies and Gentlemen:

In connection with the administration of the Mortgage Loans held by you as Custodian, the undersigned requests the release of the Custodial Files for the Mortgage Loans identified in Schedule A to this request to Residential Funding Company, LLC (pursuant to the Assignment and Assumption, dated as of October 30, 2006, between Lehman Capital, A Division of Lehman Brothers Holdings Inc., as assignor, and Residential Funding Company, LLC, as assignee).

RESIDENTIAL FUNDING COMPANY, LLC,
as Registered Holder

By:
Printed Name:
Title:
Date:

ACKNOWLEDGED:

WELLS FARGO BANK, N.A.,
as Custodian

By:
Printed Name:
Title:
Date:

G-1

Schedule A to Notice of Release

MORTGAGE LOANS

G-2

EXHIBIT H

FORM OF SELLER’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected ____________________ of [COMPANY], a state chartered institution organized under the laws of the state of [STATE], (the “Company”) and further as follows:

1.
Attached hereto as Exhibit 1 is a true, correct and complete copy of the certificate of formation of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

2.
Attached hereto as Exhibit 2 is a true, correct and complete copy of the limited liability company agreement of the Company which is in effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

3.
Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within twenty days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.
Attached hereto as Exhibit 4 is a true, correct and complete copy of the Unanimous Written Consent of Directors in Lieu of Meeting of Board of Directors Regarding RCG - Capital Markets Group Signing Authority, dated September 1, 2005.

5.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the certificate of formation or limited liability company agreement of the Company, the terms of any material indenture or other material agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.
No litigation is pending or, to the best of the Company’s knowledge, threatened against the Company which would prohibit its entering into this Agreement or the related Purchase Confirmation or performing its obligations under this Agreement or the related Purchase Confirmation or result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted.

8.
Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed the Purchase Agreement and any other document delivered prior hereto or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9.	The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement.

10.	The Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By: Name: Title:

I, ________________________, an Associate of [COMPANY], hereby certify that ________________________ is the duly elected, qualified and acting ________________________ of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By: Name: Title:

EXHIBIT 5 to
Company’s Officer’s Certificate

Name	Title	Signature

EXHIBIT I

FORM OF CUSTODIAL ACCOUNT CERTIFICATION

_______ __, 200_

_____________________________________________ hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 3.06 of the Sale and Servicing Agreement, dated as of October [__], 2006, , Group No. 2006-RETAINED FLOW.

Title of Account: “Residential Funding Company, LLC in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., Residential Mortgage Loans, Group No. 2006-RETAINED FLOW”.

Account Number:

Address of office or branch of the Company at which Account is maintained:

Residential Funding Company, LLC

By:
Name:
Title:

I-1

The undersigned, as Depository acknowledges the foregoing.

         Depository

By: ___________________________
Name:
Title:
Date:

I-2

EXHIBIT J

FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

_______ __, 200[_]

To:

(the “Depository”)

As Company under the Sale and Servicing Agreement, dated as of October [__], 2006, Group No. 2006-RETAINED FLOW (the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 3.06 of the Agreement, to be designated as “Residential Funding Company, LLC in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc., Residential Mortgage Loans, Group No. 2006-RETAINED FLOW” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

Residential Funding Company, LLC

By:
Name:
Title:
Date:

J-1

The undersigned, as Depository, hereby acknowledges the foregoing.

         Depository

By:
Name:
Title:
Date:

J-2

EXHIBIT K

[RESERVED]

K-1

EXHIBIT L

[RESERVED]

L-1

EXHIBIT M

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Company shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	Not applicable
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
X
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	X
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
X
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor's mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
X
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	X

Servicing Criteria		Applicable Servicing Criteria
Reference	Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Not applicable